UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Kate Spade & Company
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2 Park Avenue
New York, New York 10016

April [6], 2017

Fellow Shareholders:

              It is with great pleasure that I invite you to this year's Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, May 16, 2017, at our New Jersey offices at 5901 West Side Avenue, North Bergen, New Jersey 07047.

              The meeting will start at 10:00 a.m., local time.

              We are once again utilizing U.S. Securities and Exchange Commission rules allowing companies to furnish their proxy materials over the Internet. Instead of a paper copy of this Proxy Statement and our 2016 Annual Report, most of our shareholders are receiving a notice regarding the online availability of our proxy materials. The notice includes instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how each shareholder can receive a paper copy of our proxy materials, including this Proxy Statement, our 2016 Annual Report and a form of proxy card.

              I appreciate your continued confidence in our Company and look forward to seeing you on May 16th.

Sincerely,

Craig A. Leavitt Chief Executive Officer

2 Park Avenue
New York, New York 10016

Notice of Annual Meeting of Shareholders

Kate Spade & Company (the "Company") will hold its Annual Meeting of Shareholders on Tuesday, May 16, 2017 at its New Jersey offices, located at 5901 West Side Avenue, North Bergen, New Jersey 07047, beginning at 10:00 a.m., local time.

At this meeting, you and the other shareholders will be able to vote on the following proposals:

  1.
  To elect eleven directors;

  2.
  To hold an advisory vote on the compensation of the Company's named executive officers as disclosed in this Proxy Statement;

  3.
  To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers;

  4.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2017 fiscal year;

  5.
  To vote on a shareholder proposal requesting that the Company's Board of Directors amend the proxy access provisions in the Company's By-laws that were approved at the 2016 Annual Shareholders Meeting as described in this Proxy Statement, if properly presented at the Annual Meeting; and

  6.
  To consider any other business that may properly come before the meeting.

You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy so that your shares will be represented and voted at the meeting in accordance with your instructions.

Who may attend:

Only shareholders as of the record date (as detailed below), persons holding proxies from shareholders as of the record date and representatives of the media and financial community may attend the meeting.

What to bring:

If your shares are registered in your name, you do not need to bring anything other than picture identification. If, however, your shares are held in the name of a broker, trust, bank, or other nominee, you will also need to bring a proxy or letter from that broker, trust, bank, or nominee that confirms you are the beneficial owner of those shares and evidence of stock holdings, such as a recent brokerage account statement.

Record Date:

March 17, 2017 is the record date for the meeting. This means that owners of Kate Spade & Company stock at the close of business on that date are entitled to:

  ♠
  Receive notice of the meeting;

  ♠
  Attend the meeting; and

  ♠
  Vote at the meeting and any adjournments or postponements of the meeting.

Notice Regarding the Availability of Proxy Materials:

Pursuant to Securities and Exchange Commission rules, we are furnishing proxy materials over the Internet and most of our shareholders will receive a Notice Regarding the Availability of Proxy Materials providing directions on how to access the proxy materials over the Internet.

Annual Report:

If you received a printed copy of the materials, included with the Proxy Statement is a copy of our 2016 Annual Report to Shareholders and a proxy card. The Annual Report is not a part of the Proxy Statement.

Your vote is important. Please vote promptly so that your shares can be represented, even if you plan to attend the Annual Meeting. Specific voting instructions can be found in the "Questions and Answers" section of the Proxy Statement, on the Notice Regarding the Availability of Proxy Materials, the proxy card or the voting instruction card received from your bank or broker. If you need directions to the meeting, please call 212-626-5777.

By Order of the Board of Directors,

Timothy F. Michno
 Senior Vice President — General Counsel and Secretary

New York, New York
April [6], 2017

i

Proxy Statement

A Notice Regarding the Availability of Proxy Materials, the Proxy Statement and the form of proxy card are being distributed and made available to the shareholders of Kate Spade & Company (the "Company" or "KS&C") beginning April [6], 2017. The Board of Directors of the Company (the "Board" and each member of the Board, a "Director") is soliciting your proxy to vote your shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, May 16, 2017 at the Company's New Jersey offices, located at 5901 West Side Avenue, North Bergen, New Jersey 07047, and any adjournments or postponements of the meeting (the "Annual Meeting"). We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on these matters. This information is provided to assist you in voting your shares.

In this Proxy Statement, "we," "us" and "our" refer to the Company, and "you" and "your" refer to the Company's shareholders.

Questions and Answers

Why am I receiving these materials?

The Company's Board of Directors has made these materials available to you on the Internet or delivered paper copies of these materials to you by mail in connection with the Company's Annual Meeting. As a shareholder as of the Record Date (as defined below), you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares.

What is included in these materials?

These materials include our Proxy Statement for the Annual Meeting and our 2016 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

SEC rules allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access this year's proxy materials over the Internet and request to receive a paper copy of this year's proxy materials by mail. Instructions on how to access this year's proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Why didn't I receive a notice about the Internet availability of the proxy materials?

We are providing our shareholders who are participants in the Kate Spade & Company 401(k) Savings and Profit Sharing Plan (the "Savings Plan") and shareholders who hold shares in the name of certain banks and brokers, with paper copies of the proxy materials instead of a Notice Regarding the Availability of Proxy Materials.

How can I access the proxy materials over the Internet?

The Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

How may I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice Regarding the Availability of Proxy Materials will find instructions about how to obtain a paper copy of the proxy materials on their notice.

How may I obtain a copy of the Company's Form 10-K and other financial information?

Shareholders may request a free copy of our Annual Report on Form 10-K for the year ended December 31, 2016 by writing to our Investor Relations Department at Kate Spade & Company, 5901 West Side Avenue, North Bergen, New Jersey 07047. The exhibits to the Form 10-K are available upon payment of charges which approximate the Company's cost of reproduction. A copy of the Form 10-K (including exhibits) is also available on the Company's website at www.katespadeandcompany.com under "Financial Reports" and then under the subheading entitled "SEC Filings" in the Investor Relations section, or through the SEC website at www.sec.gov.

Who can vote?

You can vote if you were a holder of record of our Common Stock as of the close of business on Friday, March 17, 2017 (the "Record Date").

How do I vote?

Whether you hold shares of Common Stock directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted by proxy without attending the Annual Meeting. There are three ways to vote by proxy:

By Internet – Shareholders who received a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone – Shareholders of record may submit proxies by telephone by following the instructions on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on your Notice Regarding the Availability of Proxy Materials or proxy card available when voting by telephone.

By Mail – Shareholders who requested and have received a paper copy of the proxy card or the voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction and mailing it in the accompanying pre-addressed envelope.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate on your proxy. If you sign a paper proxy card but do not specify how you want your shares to be voted (and you do not hold your shares through a broker, bank or other financial institution), they will be voted (i) FOR the election of the nominees named below under the caption "Proposal 1 — Election of Directors;" (ii) FOR, on an advisory basis, the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; (iii) FOR, on an advisory basis, holding future advisory votes, on an annual basis, on the compensation of our named executive officers; (iv) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2017 fiscal year; (v) AGAINST the shareholder proposal requesting that the Company's Board of Directors amend the proxy access provisions in the Company's By-laws that were approved at the 2016 Annual Shareholders Meeting; and (vi) in the discretion of the proxies named on the proxy card with respect to any other business that may properly come before the Annual Meeting. If you hold your shares through a broker, bank or other financial institution, see "What is a 'broker non-vote'?" below.

Can I change my vote?

Yes. You can change or revoke your proxy by (i) sending a written notice to that effect that is received prior to the start of the Annual Meeting to the Company's Corporate Secretary at the Company's principal executive offices at 2 Park Avenue, New York, New York 10016; (ii) submitting a new proxy over the Internet or, if you are a shareholder of record, by telephone at 1-800-652-8683; (iii) submitting a later-dated proxy that is received before the Annual Meeting; or (iv) voting in person at the Annual Meeting (except, with respect to (iv), for shares held in the Savings Plan).

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, it is important that your shares are represented at the Annual Meeting, regardless of whether or not you plan to attend the meeting in person. Please follow the instructions you received to authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

Also, only record or beneficial owners of our Common Stock as of the Record Date, or those persons authorized in writing to attend on their behalf, may attend the Annual Meeting in person. Upon arrival at the Annual Meeting, you will be required to present picture identification, such as a driver's license. Beneficial (or "street name") owners will also need to bring a proxy or letter from the broker, trust, bank, or nominee that confirms you are the beneficial owner of those shares and evidence of stock holdings, such as a recent brokerage account statement.

How do I vote my 401(k) shares?

If you participate in the Savings Plan, follow the directions on your proxy card to vote shares held for you in your Savings Plan account, and such shares will be voted in accordance with your instructions. If you do not provide instructions by 11:59 p.m. on May 15, 2017, Fidelity Management Trust Company, the trustee of the Savings Plan, will vote your shares in the same proportion as all Common Stock held under the Savings Plan for which timely instructions are received.

How many shares are entitled to vote?

As of the close of business on the Record Date, there were [XXX,XXX,XXX] shares of the Company's Common Stock issued and outstanding. Each share of our Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

How many shares must be present to conduct the Annual Meeting?

Under our By-laws, in order to conduct business at the Annual Meeting, the holders of a majority of the issued and outstanding shares of our Common Stock entitled to vote as of the Record Date (a

"Quorum") must be present, in person or represented by proxy. All signed and returned proxy cards will be counted for purposes of determining the presence of a Quorum. A copy of the By-laws is available on our website at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section.

What is the required vote for a proposal to pass?

Proposal 1 – In order to be elected, the number of votes cast "FOR" a Director nominee must exceed the number of votes cast "AGAINST" such nominee. "Abstentions" and "broker non-votes" are not counted as a vote cast with respect to such nominee, as discussed in "How are broker non votes treated?" below.

Proposals 2, 4 and 5 – An affirmative vote of a majority of the shares of stock of the Company present in person or by proxy at the Annual Meeting and voting thereon is required for each of these proposals to pass. "Abstentions" and "broker non-votes" are not counted as a vote cast in respect of any such Proposal, as discussed in "How are broker non votes treated?" below.

Proposal 3 – Stockholders will be deemed to have approved the alternative that receives the most votes, even if that alternative receives less than a majority of the votes cast.

What is a "broker non-vote"?

Brokers holding shares of our Common Stock for beneficial owners as of the Record Date must vote those shares according to the specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the New York Stock Exchange ("NYSE") from exercising their discretion on certain types of proposals. Brokers do not have discretionary authority to vote on the proposals set out in this Proxy Statement, other than Proposal 4, ratification of the appointment of the independent registered public accounting firm.

How are broker non-votes treated?

The inspectors of election will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a Quorum, but not as shares present and voting on a specific proposal.

Can I abstain from voting on a proposal?

Abstentions may be specified on all proposals being submitted.

How are abstentions treated?

The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a Quorum but not as shares present and voting on a specific proposal.

Who pays for this proxy solicitation?

We do. We have hired Innisfree M&A, Incorporated, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $20,000, plus reimbursement of reasonable expenses. In addition, the Company's Directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, personal contact, facsimile, or through similar methods.

We will also reimburse banks, brokers, fiduciaries, and custodians for their reasonable costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with the Company's transfer agent, Computershare Trust Company, N.A., you are considered the "shareholder of record" with respect to those shares. If your shares are held by a brokerage firm, bank, trustee or other agent ("nominee"), you are considered the "beneficial owner" of shares held in street name. The Notice Regarding the Availability of Proxy Materials and the Proxy Statement have been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What am I voting on?

At the Annual Meeting you will be asked to vote on the following five proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	To elect eleven directors;	FOR each director nominee
2.	To hold an advisory vote on the compensation of the Company's named executive officers as disclosed in this Proxy Statement;	FOR
3.	To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers;	ONE YEAR
4.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2017 fiscal year;	FOR
5.
	To vote on a shareholder proposal requesting that the Company's Board of Directors amend the proxy access provisions in the Company's By-laws that were approved at the 2016 Annual Shareholders Meeting as described in this Proxy Statement, if properly presented at the Annual Meeting.	AGAINST

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our By-laws.

Proposal 1 — Election of Directors

In 2010, our shareholders approved an amendment to our Certificate of Incorporation that eliminated the classified board. Accordingly, all Directors are up for re-election each year, for a proposed one-year term expiring at the next annual meeting of shareholders. For a description of the process under which Director nominees, including shareholder recommendations, are considered, and procedures by which shareholders may nominate persons for election as Directors, see "Corporate Governance and Board Matters — Consideration of Director Nominees," beginning on page 18 of this Proxy Statement.

Upon the unanimous recommendation of the Nominating and Governance Committee of the Board, your Board of Directors has nominated Lawrence S. Benjamin, Raul J. Fernandez, Carsten Fischer, Kenneth B. Gilman, Nancy J. Karch, Kenneth P. Kopelman, Craig A. Leavitt, Deborah J. Lloyd, Douglas Mack, Jan Singer and Doreen A. Toben for election at the Annual Meeting as Directors. All of the nominees are currently members of the Board of Directors with current terms expiring at the Annual Meeting. Mr. Fischer was first elected as a Director on July 1, 2016.

In making its recommendation as to nominees for election, the Nominating and Governance Committee, composed entirely of independent Directors, evaluated, among other things, each nominee's background and experience, as well as the other Board membership criteria set out in the Company's Corporate Governance Guidelines (the "Corporate Governance Guidelines") (see "Corporate Governance and Board Matters — Consideration of Director Nominees"). The Nominating and Governance Committee also reviewed and evaluated the performance of the Director nominees during their recent tenure with the Board, including contributions to the various strategic initiatives of the Company over the past several years. In making its recommendation, the Nominating and Governance Committee also considered the tenure of the nominees and the benefit of Board continuity and whether each of the nominees was likely to continue to make important contributions to the Board. After considering and discussing the Committee's recommendations, the Board determined to nominate each of these individuals for re-election as a Director. The Board has affirmatively determined that each of the Director nominees, other than Mr. Leavitt and Ms. Lloyd, is "independent," as such term is defined under our Corporate Governance Guidelines and the New York Stock Exchange Corporate Governance listing standards (the "NYSE Corporate Governance Standards"). See "Corporate Governance and Board Matters — Board Independence," beginning on page 13 of this Proxy Statement. A copy of our current Corporate Governance Guidelines is available at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section.

We do not know of any reason why any of the nominees would not be available as a candidate. However, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies, in their discretion, determine.

Voting on the Proposal

To be elected, each Director nominee must receive the affirmative vote of a majority of the votes cast on the nominee's election (the number of votes cast "FOR" a Director nominee must exceed the number of votes cast "AGAINST" the Director nominee).

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors:

LAWRENCE S. BENJAMIN

Mr. Benjamin, 61, was elected a Director of the Company in January 2011. In March 2015, Mr. Benjamin was elected to the board and selected to be board chairman of Diversified Foodservice Supply, Inc., a restaurant equipment distributor. Since January 2012, Mr. Benjamin has served as a Senior Advisor for New Mountain Capital, a private equity firm, and, since February 2011, as a Managing Director of Capwell Partners LLC, a private equity firm. In September 2011, Mr. Benjamin was elected to the board of IRI, a market research company. In February 2012, Mr. Benjamin was elected to the board of Sun Products Corporation, a consumer products company, and served on that company's board until its dissolution in September 2016. In November 2012, Mr. Benjamin was elected to the board of ABB Optical Group, LLC, an optical distributor and manufacturer. In October 2016, Mr. Benjamin was elected to the board of Strategic Partners, Inc., a manufacturer and distributor of medical apparel. From 2006 until his retirement in February 2011, he served as Chief Operating Officer of Ahold USA, a subsidiary of Koninklijke Ahold NV, an international food retailing group based in the Netherlands. Mr. Benjamin was Ahold's highest ranking executive in the U.S., responsible for the Stop & Shop/Giant-Landover and Giant-Carlisle superstores and supermarkets, as well as all operations in the country. In 2009, he was also appointed global Executive Vice President and appointed to Ahold's global Corporate Executive Board. Mr. Benjamin joined Ahold in October of 2003 as President and Chief Executive Officer of U.S. Foodservice. Prior to joining Ahold, Mr. Benjamin worked with several private equity firms, where he held several operating positions, including serving as Chief Executive Officer at NutraSweet Company, Specialty Foods Corporation and Stella Foods. Previously, he held management-level positions in the retail and ingredient divisions of Kraft Foods. Mr. Benjamin also serves on the boards of three non-profit organizations (The Nature Conservancy of Rhode Island, the International Crane Foundation and the Rainforest Trust) and is a life trustee of Lake Forest Academy. Mr. Benjamin's long history in key operating roles with global brands and experience with a variety of strategic initiatives related to corporate governance, standardizing operations and turnarounds, among others, provides the Board with significant input on a variety of matters.

RAUL J. FERNANDEZ

Mr. Fernandez, 50, was elected a Director of the Company in 2000. Mr. Fernandez is Chairman of ObjectVideo, Inc. From 2000 to 2002, he served as Chief Executive Officer for Dimension Data North America, an information systems integrator company, and as a director of its parent company, Dimension Data Holdings Plc, in 2001. Mr. Fernandez is also currently on the board of directors at AtSite, Inc., a privately held company that provides innovative building performance management solutions, and PerfectSense, a digital application development company. He previously served as Chairman of the Board, Chief Executive Officer and President of Proxicom, Inc., a publicly traded internet development and e-business consulting company he founded in 1991. Mr. Fernandez is also Vice Chairman of Monumental Sports & Entertainment, a private partnership which owns the NBA's Washington Wizards, the NHL's Washington Capitals, the WNBA's Washington Mystics and owns and operates the Verizon Center. Mr. Fernandez, a native Washingtonian, is an active philanthropist in D.C. regional non-profits, focusing his energy primarily on educational reform. In 2000, he co-founded Venture Philanthropy Partners, a philanthropic investment organization based out of Washington, D.C. Mr. Fernandez is the Chairman of Fight for Children and sits on various other non-profit boards, including the D.C. College Access Program (DCCAP), the D.C. Public Education Fund and the Fernandez Foundation. He holds a Bachelor's degree in Economics from the University of Maryland. Mr. Fernandez' extensive operating experience and entrepreneurial background as founder and chief executive officer of technology companies, including in the area of e-business, provides the Board with valuable views in the areas of technology and information systems.

CARSTEN FISCHER

Mr. Fischer, 55, was appointed a Director of the Company in July 2016. Mr. Fischer has nearly 30 years of experience in global marketing and leadership roles for brands across the luxury and consumer goods categories. In 2015, Mr. Fischer was appointed to the Board of Directors of Seiko Holdings Co. Ltd. where he acts as a senior advisor for global branding for the global watch and electronics corporation. Prior to his appointment to the Seiko Board of Directors, Mr. Fischer held various senior executive roles at Shiseido Co., Ltd., a Japanese multinational personal care company, and Procter and Gamble Co., a consumer goods company. At Shiseido, Mr. Fischer served as Representative Director, Corporate Senior Executive Office, responsible for strategic channel expansion and globalization. Prior to Shiseido, Mr. Fischer was the President of Professional Care and Corporate Officer at Procter & Gamble Co. He also served as the Executive Vice President of Global Marketing at Wella AG and President and Chief Executive Officer of Wella AG Japan, Ltd., divisions of Procter & Gamble Co. Mr. Fischer also held leadership roles in Asia at Henkel AG & Co., a German based multinational company operating in the areas of laundry and home care, beauty care and adhesive technologies. Mr. Fischer's deep industry insight and global experience provides the Board with an important perspective as the Company continues to execute its international expansion strategy.

KENNETH B. GILMAN

Mr. Gilman, 70, was elected a Director of the Company in February 2008. Mr. Gilman served as the Chief Executive Officer of Asbury Automotive Group, an automotive retailing and services company, from 2001 to May 2007. Previously, from 1976 to 2001, Mr. Gilman was employed in a variety of capacities with L Brands Inc. ("L Brands"), a specialty apparel retailer, where his most recent assignment was Chief Executive Officer of Lane Bryant. From 1993 to 2001, Mr. Gilman served as Vice Chairman and Chief Administrative Officer of L Brands, with responsibility for finance, information technology, supply chain management, production, real estate, legal and internal audit. From 1987 to 1993, he was Executive Vice President and Chief Financial Officer of L Brands. He joined L Brands' executive committee in 1987 and was elected to its board of directors in 1990. Mr. Gilman serves as a director of Aeropostale, Inc., a retailer of teen focused men's and women's apparel. Mr. Gilman also serves as a member of the Board of Governors of Hebrew Union College — Jewish Institute of Religion and as a Trustee for the Jewish Center of the Hamptons and The Manhattan Institute, all not-for-profit organizations. Mr. Gilman's extensive operating experience as chief financial officer, chief administrative officer and chief executive officer of retail companies, including 25 years of experience at L Brands, provides the Board with useful insight into operational issues, particularly in the retail sector, and financial matters.

NANCY J. KARCH

Ms. Karch, 69, was elected a Director of the Company in 2000. Effective following our 2013 Annual Meeting of Shareholders on May 14, 2013, Ms. Karch became the non-executive Board Chair of the Company. Ms. Karch was a Director (senior partner) of McKinsey & Co., an independent consulting firm, from 1988 until her retirement in 2000. She had served in various executive capacities at McKinsey since 1974. Ms. Karch is a Director Emeritus of McKinsey & Co., and serves as a director of Kimberly-Clark, a consumer products company and MasterCard Inc., a payment systems brand and processor. She also serves as Chair of the board of Northern Westchester Hospital as well as a board member of Northwell Health, both not-for-profit organizations. Ms. Karch's background as a consultant to companies in the retail and consumer products sector, and her extensive experience as a public company director, provides the Board beneficial insight into the retail industry and matters relating to brand marketing and corporate governance.

KENNETH P. KOPELMAN

Mr. Kopelman, 65, was elected a Director of the Company in 1996. From 1984 through 2015, Mr. Kopelman was a partner in the New York City law firm of Kramer Levin Naftalis & Frankel LLP; he currently remains of counsel to the firm. He is a director and Chair of the New York Chapter of the National Association of Corporate Directors, a national not-for-profit membership organization serving the corporate governance needs of corporate boards and directors, and he was recognized in 2011 as one of the most influential leaders in the corporate governance community by the NACD's national magazine, Directorship, which named him to its annual list, the "Directorship 100." Mr. Kopelman previously served through June 2007 as a director of Mobius Management Systems, Inc., a computer software company. Mr. Kopelman's background as a corporate attorney and counselor provides the Board helpful insight in the areas of corporate governance and financing, and his long-time experience within the apparel industry and association with the Company provides the Board valuable perspective.

CRAIG A. LEAVITT

Mr. Leavitt, 56, is Chief Executive Officer of Kate Spade & Company. Mr. Leavitt was elected to the Board of Directors in February 2014. He served as Co-President and Chief Operating Officer of Kate Spade, LLC from his arrival in April 2008 through October 2010, at which time, he was named Chief Executive Officer of Kate Spade, LLC. Prior to joining Kate Spade, LLC, Mr. Leavitt was President of Global Retail at Link Theory Holdings, where he had total responsibility for merchandising, operations, planning, allocation and real estate for the Theory and Helmut Lang retail businesses. Previously, Mr. Leavitt spent several years at Diesel, most recently as Executive Vice President of Sales and Retail. Mr. Leavitt also spent 16 years at Polo Ralph Lauren, where he held positions of increasing responsibility, the last being Executive Vice President of Retail. Mr. Leavitt's strategic planning, leadership skills and retail experience within the industry provide the Board valuable insight into retail operations.

DEBORAH J. LLOYD

Ms. Lloyd, 52, is Chief Creative Officer of Kate Spade & Company. Ms. Lloyd was elected to the Board of Directors in February 2014. Ms. Lloyd joined Kate Spade, LLC as Co-President and Chief Creative Officer in November 2007 and has overseen all creative aspects of the Kate Spade brands since that time. Prior to joining Kate Spade, LLC, Ms. Lloyd spent six years as Executive Vice President of Design and Product Development at Banana Republic and five years at Burberry. Previously, Ms. Lloyd honed her skills at such brands as Aquascutum, Kenzo and Daniel Hechter. Ms. Lloyd is an active member of the Council of Fashion Designers of America and sits on the organization's board of directors. Ms. Lloyd has received several British Fashion Council Awards for her work at Burberry and was named an Independent Handbag Designer Awards Iconoclast Award Winner in 2010. Ms. Lloyd's creative talent and experience in design and product development provide important insight to the Board on the creative and product development process.

DOUGLAS MACK

Mr. Mack, 48, was elected a Director of the Company in June 2014. Mr. Mack serves as Chief Executive Officer of Fanatics, Inc., a leading retailer of licensed sports merchandise and a billion dollar e-commerce company. Previously, Mr. Mack was Chief Executive Officer of One Kings Lane, a leading online destination for home design, which he joined as a $10M start-up and led its growth into an Internet Retailer Top 100 company. Prior to One Kings Lane, Mr. Mack was Chief Executive Officer of Scene7, the leading rich-media platform for e-commerce, which has powered websites for more than 1,000 global retailers. After completing the sale of Scene7 to Adobe, Mr. Mack joined the Adobe leadership team, and ultimately became GM of the digital media division, which included flagship properties such as Adobe Photoshop and Adobe Flash Media Server. Mr. Mack began his career in the General Electric management training programs, was an engagement manager with McKinsey & Company and later became Executive Vice President of Broderbund Software. As an e-commerce innovator, Mr. Mack provides the Board with extensive knowledge in key retail areas including technology, marketing and customer experience.

JAN SINGER

Ms. Singer, 53, was elected a Director of the Company at our 2015 Annual Meeting of Shareholders on May 19, 2015. Ms. Singer serves as Chief Executive Officer of Victoria's Secret, a lingerie, womenswear and beauty products company and subsidiary of L Brands, Inc., a specialty apparel, personal care, home fragrance and beauty retailer. She formerly served as the Chief Executive Officer of Spanx, Inc., a privately held shapewear design, manufacturing and marketing company, from July 2014 to March 2016. Prior to that role, she worked at Nike, Inc. for ten years, where she held various senior executive roles including Corporate Vice President of Global Apparel from 2011 to 2014 and Corporate Vice President of Global Footwear from 2008 to 2011. Previously, from 2001 to 2004, Ms. Singer was the Vice President and General Manager of Global Product, Merchandising and Marketing for Reebok International Limited's women's business. Ms. Singer also had key marketing and global communications roles for the luxury brands Chanel, Calvin Klein and Prada. Ms. Singer's experience and leadership roles related to marketing aspirational brands across the apparel, footwear and cosmetics product categories provide the Board valuable perspective into the apparel industry and matters related to brand marketing, both domestically and internationally.

DOREEN A. TOBEN

Ms. Toben, 67, was elected a Director of the Company in 2009. Most recently, Ms. Toben served as Executive Vice President of Verizon Communications, Inc., a position from which she retired in June 2009. From April 2002 to February 2009, she served as Verizon's Chief Financial Officer and was responsible for its finance and strategic planning efforts. Prior to April 2002, Ms. Toben was Senior Vice President and Chief Financial Officer with responsibility for finance and strategic planning for Verizon's Telecom Group. A 30-year telecommunications veteran, she began her career at AT&T Corp. and over the years held various positions of increasing responsibility primarily in treasury, strategic planning and finance both there, and beginning in 1984, at Bell Atlantic Inc. Ms. Toben also serves as a director of the New York Times Company and as a director of ARRIS Group, a video and broadband technology company. Ms. Toben's experience during her 21 years at Verizon in the areas of finance and strategic planning provides the Board perspective of someone familiar with all facets of a global enterprise, particularly in light of her recent direct responsibility for financial and accounting matters.

Corporate Governance and Board Matters

The Company believes that its standards for corporate governance reflect current best practices and serve the best interests of its shareholders. Recognizing that those corporate governance standards continually evolve, the Nominating and Governance Committee of the Board monitors developments in governance best practices to ensure that the Company continues to effectively represent the interests of its shareholders. Included among the key corporate governance practices the Company has adopted in support of this commitment are:

♠ Strong Board independence (9 of 11 Director nominees are independent)	♠ Clawback policy
♠ Declassified Board of Directors with all members standing for election annually	♠ Stock ownership requirements for executive officers and directors
♠ Majority vote standard for uncontested director elections	♠ Shareholders with 25% or more of our outstanding stock have right to call a special meeting
♠ Independent Board Chair separate from CEO	♠ By-laws provide eligible shareholders with proxy access to nominate Board candidates
♠ Simple majority vote standard for by-law/charter amendments and transactions	♠ Robust shareholder engagement practices
♠ Anti-hedging and anti-pledging policies

Many of these practices as well as the criteria for selecting Directors and Director duties and responsibilities are contained in the Company's current Corporate Governance Guidelines, a copy of which is available at our website at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section.

Board Independence.    Under our Corporate Governance Guidelines, a substantial majority of our Board must be "independent," as such term is defined in the NYSE Corporate Governance Standards. As required under the NYSE Corporate Governance Standards, the Board annually assesses the independence of our Directors by making a determination, based upon the recommendation of the Nominating and Governance Committee, as to whether a Director or any member of her or his immediate family has any material relationship with the Company, either directly or indirectly.

To assist it in evaluating the independence of each Director, the Board has adopted a set of categorical standards (set forth on Appendix A to this Proxy Statement) under which transactions and relationships falling within any of the listed categories will be deemed immaterial for purposes of the Board independence determinations.

After applying these standards and considering all relevant facts and circumstances, the Board, based upon the recommendation of the Nominating and Governance Committee, has affirmatively determined that each of the current independent Directors, Messrs. Benjamin, Fernandez, Fischer, Gilman, Kopelman and Mack and Mss. Karch, Singer and Toben are "independent" as defined in our Corporate Governance Guidelines and the listing standards of the NYSE. Craig A. Leavitt, who serves as the Company's Chief Executive Officer and Deborah J. Lloyd, who serves as the Company's Chief Creative Officer, have been determined not to be "independent" Directors. See "Certain Relationships and Related Transactions," beginning on page 22 of this Proxy Statement.

Proxy Access.    In 2016, the Company implemented proxy access providing eligible shareholders (including a group of up to 20) who meet certain conditions, including holding a net long position of at least 3% of the Company's outstanding Common Stock continuously for at least three years, the right to use the Company's proxy statement to nominate at an annual meeting Director candidates comprising up to 20% of the Board, but not less than two candidates.

Majority Vote Standard.    In 2008, the Company adopted a majority vote standard for uncontested Director elections. Under this standard, in order for a nominee to be elected in an uncontested election, such nominee must receive the affirmative vote of a majority of the votes cast on such nominee's election (votes cast "FOR" a nominee must exceed votes cast "AGAINST" the nominee). The Company maintains a plurality vote standard in contested Director elections, where the number of nominees exceeds the number of Directors to be elected.

In addition, as part of our Corporate Governance Guidelines, if an incumbent Director is not elected by a majority of the votes cast in an uncontested election, it is the policy that such Director will tender his or her resignation to the Chairman of the Board promptly following certification of the shareholder vote, such resignation to be effective upon acceptance by the Board. A recommendation on whether to accept any such resignation will be made by the Nominating and Governance Committee to the Board, or if a majority of the members of the Nominating and Governance Committee did not receive the required majority vote for re-election to the Board, a special committee of independent Directors. Generally, a Director who fails to receive a required majority vote will not participate in the Nominating and Governance Committee or Board Meetings considering the resignation. The Board will act on any resignation within 90 days and such action may include: (i) accepting the resignation offer; (ii) deferring acceptance of the resignation offer until a replacement Director with certain necessary qualifications held by the subject Director (e.g., accounting or related financial management expertise) can be identified and elected to the Board; (iii) maintaining the Director but addressing what the Board believes to be the underlying cause of the "against" votes; (iv) maintaining the Director but resolving that the Director will not be re-nominated in the future for election; or (v) rejecting the resignation offer. If accepting such resignation would result in the Company having (x) fewer than a majority of Directors who were in office before the election or (y) fewer than a majority of independent Directors as required under the rules of the NYSE, such 90-day period may be extended by an additional 90 days, if such extension is in the best interest of the Company. If the Board does not accept the resignation, the Director will continue to serve until his or her successor is duly elected, or until his or her earlier death, resignation or removal. If the Board accepts the resignation, then the Board, acting on the recommendation of the Nominating and Governance Committee, may fill any resulting vacancy or may decrease the size of the Board. The Board of Directors will promptly publicly disclose the Board's decision and explain any determination not to accept the Director's resignation.

Independent Board Chair Separate from CEO.    Although we do not have a formal policy mandating the separation of the roles of Board Chair and Chief Executive Officer, we have kept the two as separate positions since 2006. Our Board's current Chair is Nancy J. Karch, who was appointed to that position in May 2013 and is an independent Director. The Board reserves the right to determine the appropriate leadership structure for the Board on a case-by-case basis and believes that the separation remains appropriate. It allows our CEO to focus on the day-to-day operation and management of the Company, while the Board Chair focuses on leading the Board in overseeing the interests of the Company and its shareholders. The Chairman of the Board is responsible for managing Board functions, including setting the Board agenda (with Board and management input), facilitating communication among Directors, presiding at meetings of the Board of Directors and shareholders, sitting as chair at executive sessions at each regularly scheduled Board Meeting, and providing feedback to the Chief Executive Officer.

Special Meetings.    Under the Company's By-laws, the Board of Directors has the authority to call special meetings of shareholders where the Directors, in the exercise of their fiduciary duties, determine such a meeting to be in the best interests of the Company. In addition, as a result of a proposal approved by the Company's shareholders at the 2015 Annual Meeting of Shareholders, the

Company's By-laws permit record holders of at least 25% of the Company's outstanding shares of Common Stock to call a special meeting (subject to certain qualifications designed to prevent duplicative and unnecessary meetings).

Action by Written Consent.    Record holders of at least 35% of the shares of the Company's outstanding Common Stock may act by written consent in lieu of a meeting.

Board and Committee Meetings; Director Attendance.    During the fiscal year ended December 31, 2016, the Board of Directors held eleven meetings, and the Audit, Compensation and Nominating and Governance Committees of the Board held a total of 21 meetings. Except Mr. Mack and Mr. Benjamin, who were each unable to attend one Board meeting, each current Director attended all of the meetings held by the Board of Directors and each committee on which he or she served during such fiscal year and, with respect to Mr. Fischer, since his election to the Board of Directors on July 1, 2016. Our Corporate Governance Guidelines provide that all Directors are expected to attend the Annual Meeting of Shareholders, except in the event of special circumstances. All of our then current Directors attended our 2016 Annual Meeting of Shareholders.

Executive Sessions.    Pursuant to our Corporate Governance Guidelines, the independent Board members meet in an executive session (without management present) at each regular Board Meeting, as well as when as a group they deem such a meeting necessary or appropriate.

Board Committees.    The Board of Directors currently has three standing Committees, as described below (each a "Board Committee" and, collectively, "the Board Committees"). All members of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee are independent, as such term is defined in the NYSE Corporate Governance Standards and our Corporate Governance Guidelines.

Current members of the Board Committees are as follows:

Nominating and Governance	Audit	Compensation

Lawrence S. Benjamin*	Raul J. Fernandez	Lawrence S. Benjamin

Nancy J. Karch	Carsten Fischer	Raul J. Fernandez

Kenneth Kopelman	Kenneth B. Gilman	Kenneth B. Gilman*

Douglas Mack	Nancy J. Karch	Jan Singer

	Doreen A. Toben*	Doreen A. Toben

*
Current Chair

Nominating and Governance Committee – The Nominating and Governance Committee is responsible for making recommendations to the Board with respect to the nomination of qualified candidates to serve as Directors of the Company. In addition, it is responsible for Board Committee assignments and chair appointments, overseeing the annual performance evaluations of the Board, its Committees and senior management, and reviewing and advising the Board on issues of corporate governance (including the Company's Corporate Governance Guidelines) and corporate and social responsibility. The Committee's responsibilities are set forth in the Nominating and Governance Committee charter, which is available at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request, care of the Company's Corporate Secretary, to 2 Park Avenue, New York, New York 10016. The Nominating and Governance Committee met four times during the 2016 fiscal year.

The Board has determined that each of the Nominating and Governance Committee members is independent under the NYSE Corporate Governance Standards, as well as the Company's Corporate Governance Guidelines.

Audit Committee – The Audit Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and financial statements of the Company, the independence, qualifications and performance of the Company's independent registered public accounting firm, the Company's compliance with legal and regulatory requirements, the performance of the Company's internal audit function and any firm providing internal audit services. The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm and reviewing and approving in advance audit engagement fees and all permitted non-audit services and fees. Additionally, following the dissolution of the Finance Committee in 2014 and the amendments to the Audit Committee's charter, the Audit Committee's responsibilities also include advising the Board on a variety of corporate finance issues, including the Company's policies regarding dividends, investments, issuances and purchases of securities, capital expenditures, and proposed acquisition and divestiture matters. The Audit Committee's responsibilities are set forth in the Audit Committee charter, which is available at www.katespadeandcompany.com.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request, care of the Company's Corporate Secretary, to 2 Park Avenue, New York, New York 10016. The Audit Committee met nine times during the 2016 fiscal year.

The Board has determined that each of the Audit Committee members is "independent" under the applicable SEC regulations and the NYSE Corporate Governance Standards, as well as the Company's Corporate Governance Guidelines. The Board has further determined that all members of the Audit Committee are "financially literate" under the NYSE Corporate Governance Standards and that Ms. Toben qualifies as an "audit committee financial expert" within the meaning of SEC regulations, with accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Standards.

Compensation Committee – The Compensation Committee has overall responsibility for evaluating and approving the executive compensation and benefit plans, policies and programs of the Company. The Committee makes determinations on the Chief Executive Officer's salary and bonus and approves salaries and bonuses for the other executive officers. The Committee also makes award decisions on equity-based compensation plans. The Compensation Committee also has responsibility for determining the independence of the Committee's consultants and advisors, as well as the responsibility to monitor the Company's compensation structure to ensure it does not lead to inappropriate risk-taking behavior. The Compensation Committee stays informed of current regulatory and legislative issues as well as executive compensation best practices and is committed to ensuring the Company's compensation programs support its business plans and the interests of shareholders. The Committee's responsibilities are set forth in the Compensation Committee charter, which is available at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request, care of the Company's Corporate Secretary, to 2 Park Avenue, New York, New York 10016. The Compensation Committee met eight times during the 2016 fiscal year.

The Board has determined that each of the Compensation Committee members is independent under the NYSE Corporate Governance Standards, as well as the Company's Corporate Governance Guidelines. All Compensation Committee determinations that are intended to comply with Section 162(m) of the Internal Revenue Code ("Section 162(m)") are made by at least two Compensation Committee members who qualify as "outside directors" under Section 162(m).

The Compensation Committee has the sole authority to select, retain, and terminate compensation consultants as well as the sole authority to direct any compensation consultant's work and approve fees.

In August 2015, the Compensation Committee selected and engaged Steven Hall & Partners, a third-party executive compensation consulting firm, to advise the Compensation Committee in connection with its review of executive and director compensation matters, including the level of total compensation packages provided to executive officers. The aggregate fees incurred related to Steven Hall and Partners for services were approximately $604,025 in 2016. The Compensation Committee has assessed the independence of its legal advisors and Steven Hall & Partners, and concluded that their work for the Compensation Committee does not raise any conflict of interest.

During 2016, the Compensation Committee directed the compensation consultants it engaged to provide the following services:

  ♠
  Assessment of competitive pay levels for executive officers and the Board of Directors using survey and peer group proxy data sources;

  ♠
  Review of the Company's compensation peer group;

  ♠
  Review of the competitive severance and change-in-control practices;

  ♠
  Review of market trends in executive compensation, including pay mix, annual and long-term incentive plan design and other compensation-related governance practices;

  ♠
  Review of regulatory requirements related to executive compensation;

  ♠
  Advice and support in preparing for the Company's advisory vote on executive compensation submitted at our 2016 Annual Meeting of Shareholders;

  ♠
  Advice and support in preparing for and facilitating the Company's shareholder outreach efforts;

  ♠
  Assessment of shareholder advisory firms' executive compensation policies and implications for Company practices;

  ♠
  Advice and support to the Compensation Committee in its review of the Company's Compensation Discussion and Analysis;

  ♠
  Advice regarding appropriate design and metrics for annual and long-term incentive programs; and

  ♠
  Advice and assistance to Company management, on the Committee's behalf, in completing the compensation risk assessment process for 2016.

For more information, see "Compensation Discussion and Analysis," beginning on page 27 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation – No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and each was determined to have no relationship required to be disclosed pursuant to Item 404 of SEC Regulation S-K. In addition, no executive officer of the Company has served on the board of directors or compensation committee of any other entity that has, or had at any time during 2016, an executive officer who served as a member of our Board of Directors or our Compensation Committee.

Board's Role In Risk Oversight.    Our Board has an active role in risk oversight of the Company. While Company management is charged with the day-to-day management of risks the Company faces, the Board, as a whole as well as through the Board Committees, is responsible for oversight of risk management. To this end, each of our Board Committees meets regularly with management and discusses the risks within its areas of responsibility and reports to the full Board at each regularly scheduled Board meeting. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to the Company's accounting, auditing and financial reporting practices. The Audit Committee reviews an annual risk assessment report, prepared by the Company's internal audit team, which identifies internal control risks and informs the internal audit plan for the next fiscal year. The Audit Committee also reviews reports of the anonymous calls made to the Company's ethics "hotline," and considers any material allegations and disciplinary actions brought to its attention as well as other reports of issues under the Company's Code of Ethics and Business Practices, as defined in the "Additional Information" section. Additionally, the Audit Committee oversees corporate finance related risks and monitors the Company's financial condition, capital structure and financing strategies, and makes recommendations for mitigating associated risks. The Audit Committee also oversees and discusses with management other significant business risks, including those related to data privacy and network security. The Compensation Committee oversees risks arising from the Company's compensation policies and programs. The Compensation Committee has responsibility for evaluating and approving the executive compensation and benefit plans, policies and programs of the Company. The Nominating and Governance Committee oversees corporate governance risks, and oversees and advises the Board with respect to the Company's positions and practices regarding significant issues of corporate and social responsibility.

Consideration of Director Nominees.    Our Nominating and Governance Committee, composed entirely of independent Directors, is responsible for identifying and evaluating our nominees for Director. While the Board considers specific areas of expertise when identifying nominees, the Board seeks Board members with broad-based experiences, complementary skill sets and a number of areas of focus, who can make important contributions to the Board's deliberations and decisions on a wide variety of strategic and operational challenges. Furthermore, although there is no formal policy concerning diversity considerations, the Nominating and Governance Committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the Board and identifying Director nominees. In addition, the Board is committed to maintaining the Company's long-standing tradition of inclusion and diversity within the Board, following the Company's policy of non-discrimination based on sex, sexual preference, race, religion or national origin.

Process for Identifying and Evaluating New Director Candidates – The Nominating and Governance Committee regularly assesses the appropriate size of the Board and mix of Directors and solicits ongoing input from the Board (including the Board Chair) with the goal of identifying and informally approaching possible Director candidates in advance of actual need.

When an expected or actual need for a new Director is identified, the Nominating and Governance Committee considers what qualities or skills would be most appropriate; this is informed by the then mix of talent and expertise of sitting Directors, developments (current and anticipated) in the Company's business, the skill set embodied by a departing Director, and other factors. In considering candidates, the Board is committed to maintaining the Company's tradition of inclusion and diversity within the Board. A set of search criteria, including those set forth under "Director Qualifications" below, is then developed by the Nominating and Governance Committee for discussion with the full Board. Once those search criteria are finalized, the Nominating and Governance Committee's practice is to engage one or more independent search firms to identify appropriate candidates, the Committee having the sole authority to retain and terminate any such search firms and determine the fees and terms of engagement of any such firms. Current Directors may also identify, either directly or through their personal networks, potential candidates meeting one or more of the criteria. Potential candidates may also come to the Nominating and Governance Committee's attention through shareholders and others. Once candidates who meet one or more of the search criteria are identified, the Nominating and Governance Committee evaluates and discusses the potential Director candidates with the full Board and arranges for meetings with appropriate candidates. The Nominating and Governance Committee discusses the results of these sessions and other background information and determines whether to make a recommendation to the full Board as to the candidate's nomination. The full Board, after considering the recommendation and report of the Nominating and Governance Committee, then determines whether to extend the candidate an offer to join.

Director Qualifications – The Board requires that all Director nominees be able to fulfill a Director's fiduciary duties in the best interests of the Company and all of its shareholders. In this connection, all nominees must meet the criteria listed in our Corporate Governance Guidelines under "Board Membership Criteria," including:

  ♠
  unquestioned integrity and strength of character;

  ♠
  practical and mature judgment;

  ♠
  substantial business experience with practical application to the Company's needs;

  ♠
  adequate time to devote to service on the Board;

  ♠
  no conflicts of interest that would interfere with Board service; and

  ♠
  a commitment to having a meaningful long-term equity ownership stake in the Company.

The Company also requires that:

  ♠
  a substantial majority of Directors be independent;

  ♠
  at least three of the independent Directors have the financial literacy necessary for service on the Audit Committee and that at least one of these Directors qualifies as an "audit committee financial expert";

  ♠
  some of the independent Directors have service as a senior executive of a public or substantial private company; and

  ♠
  some of the independent Directors have an in-depth familiarity with the apparel and retail industries.

The current composition of our Board reflects these qualities and attributes and is characterized by a complementary combination of backgrounds, areas of expertise and skill sets.

Process for Evaluating Incumbent Directors – As a general matter, the Nominating and Governance Committee is of the view that the continued service of qualified incumbents gives the Company the benefit of familiarity with and insight into the Company's affairs that such Directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body for the benefit of all of its shareholders. Accordingly, in selecting candidates for nomination at the Annual Meeting, the Committee begins by determining whether the incumbent Directors desire and are qualified to continue their service on the Board. The Committee reviews and evaluates each incumbent's performance during her or his prior term. If the evaluation is favorable, the incumbent continues to satisfy the criteria for Board membership, and the Committee believes the incumbent will continue to make important contributions to the Board, the Committee will, absent special circumstances, nominate the incumbent for re-election as a Director.

Shareholder Nominations of Candidates for Election as Directors – The Nominating and Governance Committee will consider Director nominations submitted by shareholders that comply with the process for such nominations as set forth in the Company's Certificate of Incorporation and By-laws. The Nominating and Governance Committee will evaluate these candidates in the same manner as candidates recommended by other persons, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of shareholder-nominated candidates, the size and duration of the interest of the nominating shareholder or shareholder group in the equity of the Company. A shareholder wishing to nominate a candidate for election as Director without inclusion of the nomination in the Company's proxy statement must submit written notice of the nomination to the Company's Corporate Secretary, at the Company's principal executive offices located at 2 Park Avenue, New York, New York 10016. In the case of an annual meeting of shareholders, such notice is required not less than 60 days and not more than 90 days prior to the first anniversary of the date of the prior year's annual meeting of shareholders, subject to certain exceptions; and in the case of a special meeting of shareholders, (i) not less than the later of (x) 60 days prior to such special meeting and (y) 10 days following the day on which public announcement of such meeting is first made by the Company and (ii) not more than 90 days prior to such special meeting. Each such notice must include the name, age, business and residence address and principal occupation or employment of, and the number of shares of Common Stock beneficially owned by, each nominee, along with such information regarding the nominee as would be required to be disclosed in a proxy statement under SEC regulations, as well as the shareholder or group of shareholders making the nomination, information concerning any relationships between the nominating shareholder(s) and the nominee, the qualifications of the nominee to serve as a Director, and such other information required under the Company's By-laws which can be found on the Company's website at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section. The notice from the nominating shareholder must also be accompanied by the consent of the nominee to serve if elected.

At the 2016 Annual Meeting, shareholders approved the amendment to the Company's Certificate of Incorporation and the amendment and restatement of the Company's By-laws to provide that a shareholder, or group of up to 20 shareholders, who maintained continuous ownership of at least 3% of our Common Stock for at least three years may nominate and include a specified number of Director nominees in our annual meeting proxy statement. The maximum number of shareholder-nominated candidates that may appear in our annual meeting proxy statement is the greater of two Director nominees and 20% of the number of Directors then serving on the Board of Directors.

Communications with the Board.    Shareholders and other interested parties may communicate with the Board, the independent Directors as a group, any Board Committee or any individual member of the Board, including the Chair of the Nominating and Governance Committee, by either writing care of the Company's Corporate Secretary at 2 Park Avenue, New York, New York 10016 or by emailing the Company's Corporate Secretary at corporate.secretary@katespade.com. All communications will be reviewed by the Company's Corporate Secretary, who will then forward such communications or a summary thereof to the appropriate Directors. Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chair of the Audit Committee.

DIRECTOR COMPENSATION

Directors, other than Directors who are Company employees, are compensated for their services. During 2016, independent Directors received the following compensation:

  ♠
  Annual Retainers:

      ♠
      $150,000 for serving as a Director, with approximately $100,000 payable in the form of Common Stock (the "Annual Stock Retainer"), subject to transfer restrictions discussed below; new Directors receive a pro-rata grant of the Annual Stock Retainer upon election and a pro-rata portion of the cash retainer, based on the number of whole and partial fiscal quarters remaining during the fiscal year of their election;

      ♠
      In addition, $100,000 for the non-executive Board Chair for serving as such, with approximately $50,000 payable in the form of Common Stock, subject to the same transfer restrictions as the Annual Stock Retainer discussed below;

      ♠
      $10,000 for the Chair of the Nominating and Governance Committee for serving as such; and

      ♠
      $20,000 for the Chairs of each of the Audit Committee and Compensation Committee for serving as such.

  ♠
  $1,000 for each Board meeting or Committee meeting attended;

  ♠
  A $6,000 allowance for the purchase of Company products (based on prices which are net of the usual Company employee discount); and

  ♠
  Reimbursement for out-of-pocket travel expenses incurred in connection with attendance at Board meetings and Committee meetings.

The following table sets forth information concerning Director compensation earned by independent Directors for the 2016 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Lawrence S. Benjamin	83,005	99,995	1,977	184,977

Raul J. Fernandez	78,005	99,995	2,512	180,512

Carsten Fischer	36,275	50,549	2,514	89,338

Kenneth B. Gilman	98,005	99,995	600	198,600

Nancy J. Karch	124,007	149,993	2,481	276,481

Kenneth P. Kopelman	65,005	99,995	522	165,522

Douglas Mack	64,005	99,995	2,407	166,407

Jan Singer	69,005	99,995	2,503	171,503

Doreen A. Toben	98,005	99,995	2,474	200,474

(1)
The amount indicated includes the applicable annual cash retainer (inclusive of all applicable annual cash retainers for serving as a Committee Chair) as well as all applicable Board meeting and Committee meeting fees.

(2)
The amount indicated reflects the Annual Stock Retainer grant of 9,063 shares of Common Stock, granted on January 11, 2016, to Nancy Karch, the non-executive Board Chair; the Annual Stock Retainer grant of 6,042 shares of Common Stock, granted on January 11, 2016, to each of the other Directors except for Mr. Fischer and a pro-rated Annual Stock Retainer grant of 2,402 shares of Common Stock, granted on July 1, 2016, to Mr. Fischer. The amounts indicated represent the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2016 fiscal year for the fair value of stock under Statement of Financial Accounting Standards Board ASC Topic 718, "Compensation — Stock Compensation." See Note 1 "Basis of Presentation and Significant Accounting Policies — Share Based Compensation" and Note 14 "Share Based Compensation" in the Notes to the Company's audited financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on February 23, 2017.

(3)
Each Director is provided a $6,000 allowance for the purchase of Company products (based on prices which are net of the usual discount available to all Company employees for the purchase of Company products). The amounts listed above equal the taxable amount attributable to the actual allowance utilized, as applicable.

The Company's Outside Directors' Deferral Plan (the "Outside Directors' Deferral Plan") enables each independent Director to elect, prior to any calendar year, to defer cash and/or Common Stock fees otherwise payable in that year. Deferred cash fees are deemed invested in phantom shares of Common Stock or credited with imputed interest at the prime rate plus 1%, whichever the Director specifies at the time of election. Deferred Common Stock fees are deemed invested in phantom shares of Common Stock, with dividends deemed reinvested in additional phantom shares. Upon a lapse of the deferral, payment is made in the form specified by the Director at the time of the deferral election.

The Company does not provide any retirement benefits to Directors.

The Company's Corporate Governance Guidelines set out the Board's expectation that each Director will accumulate over time a holding of shares of Common Stock having a value equal to three times the value of the Annual Stock Retainer. In addition, notwithstanding a Director having met such shareholding guideline, Annual Stock Retainer shares are (subject to an exception for sales made to pay taxes due on the receipt of such shares) non-transferable until the first anniversary of grant, with 25% becoming transferable on each of the first and second anniversaries of the grant date, and the remaining 50% becoming transferable on the third anniversary of the grant date. Any remaining transfer restrictions lapse one year after Board service ends, or immediately upon death.

Certain Relationships and Related Transactions

Written Related Party Transactions Policy.    The Company has adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of the Company and its shareholders. The Nominating and Governance Committee must review and approve any related party transaction proposed to be entered into or ratify any such transaction previously commenced or completed. The Nominating and Governance Committee may delegate its authority under the policy to the Chair of the Committee, who may act alone. Under the policy, no Nominating and Governance Committee member may participate in any review, consideration or approval of a transaction involving such member or their immediate family or any entity with which such Nominating and Governance Committee member is affiliated.

Under the Company's related party transactions policy, any relationship, arrangement or transactions between the Company and (a) any Director, senior officer or any immediate family member of either a Director or senior officer; (b) any shareholder owning more than 5% of the Common Stock; or (c) any entity in which any of the forgoing is employed or is a partner, principal or owner of a 5% or more ownership interest, is deemed a related party transaction, subject to certain exceptions, including

(i) transactions available to all employees generally; (ii) transactions involving less than $100,000 in any twelve-month period; (iii) with respect to Directors, transactions deemed immaterial for purposes of Director independence determinations under the Company's Corporate Governance Guidelines, as described above; (iv) transactions involving compensation approved by the Company's Compensation Committee or Director compensation approved by the Board; and (v) any charitable contributions by the Company or the Kate Spade & Company Foundation to a charitable or not-for-profit organization for which a Director, senior officer or an immediate family member of a Director or senior officer serves as a director, trustee or is otherwise affiliated, where such contributions do not exceed $100,000 in any twelve-month period or which are non-discretionary contributions made pursuant to the Company's non-discriminatory matching contribution program.

Related Party Transactions.    There were no related party transactions in the 2016 fiscal year.

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

SEC rules, implementing requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement. At the 2011 Annual Meeting of Shareholders, shareholders voted to have this advisory, non-binding vote on an annual basis. Throughout this Proxy Statement, the individuals who served as the Company's Chief Executive Officer or Chief Financial Officer during fiscal 2016, as well as the other three individuals included in the Summary Compensation Table below, are referred to as the "Named Executive Officers".

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Please read the "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the 2016 fiscal year compensation of our Named Executive Officers. Please also refer to "Summary Compensation" and other related disclosures beginning on page 46 of this Proxy Statement.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved."

The results of this advisory vote, though not binding on the Company, will provide our Compensation Committee with an indication of investor sentiment about the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement, which the Compensation Committee will be able to consider when determining executive compensation for the 2017 fiscal year and beyond.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO INDICATE YOUR SUPPORT FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, the Company is required to request that our shareholders vote on the frequency of the advisory vote detailed in Proposal 2 above once every six years. Accordingly, we are asking shareholders to vote on whether future advisory votes on the compensation of our named executive officers of the nature reflected in Proposal 2 above should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on the compensation of our named executive officers on an annual basis is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on the compensation of our named executive officers to continue to occur on an annual basis. While the Company's executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. The Company believes that holding an annual advisory vote on the compensation of our named executive officers provides the Company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on the compensation of our named executive officers occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on the compensation of our named executive officers by the time of the following year's annual meeting of shareholders. We believe that an annual advisory vote on the compensation of our named executive officers is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the Company's practice of having all Directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee's selection of independent auditors) and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on the compensation of our named executive officers is non-binding on the Board of Directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board's recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future decide to hold advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3 TO INDICATE YOUR SUPPORT FOR HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ANNUAL (I.E., ONE YEAR) BASIS.

A Note from Our Compensation Committee

Dear Fellow Shareholder,

As we stated in last year's Note, we on the Compensation Committee "are highly focused on getting executive compensation right." We do this by being committed to ensuring that our pay program is aligned with the best interests of our shareholders.

As you know, we significantly redesigned our program last year, after a thoroughgoing re-examination. We were assisted in our thinking by the perspectives provided by a new outside independent consultant we engaged in August 2015, and, importantly, by numerous meetings with our shareholders to listen to their views: what they thought was working, what concerned them, and how we might improve. We were gratified with our shareholders' response, as our 2016 Say-on-Pay vote received more than 98% support.

While we appreciate this positive recognition, our work continued apace this year, as we built on the foundation of this new program (see page 35 of the CD&A for a full discussion). During 2016, we revisited and refined various aspects of plan design and pay vehicles in an effort to respond effectively to the continuing evolution of our business and industry. We continued to evaluate the program's structure, especially the rigor with which we set performance goals. Throughout, our focus has been on validating that the incentives we have in place are market-appropriate and shareholder-aligned. Of particular note:

  ♠
  While the Company delivered 2016 Adjusted Operating Income that increased by 33.6% over 2015 levels, the annual incentive plan payout was at only 51.1% of target. This reflects the Committee's setting of 2016 performance goals (and corresponding payouts) at levels that we believe were challenging, but also reasonably achievable. It is worth noting in this context that management, often at the expense of short-term opportunity, has carefully guarded the Company's "quality of sale" which is critical to the long-term success and viability of our brand.

  ♠
  While our long-term three-year cycles are obviously not yet complete for the 2015, 2016 and 2017 grants, these incentive grants will only pay out based on the actual achievement of the challenging performance goals that were established at the beginning of each three-year performance period.

  ♠
  In an effort to make additional improvements to our program for 2017, we further revised our approach to our annual and long-term plans. We have observed, as you have, that the retail marketplace is undergoing sweeping changes and expect our management team to adapt and perform, which requires that they be flexible and responsive to those market changes. We further believe that at this time the use of comparative metrics is an appropriate method to incentivize management while also focusing on delivering increased shareholder value. Therefore:

  ♠
  We have changed the performance metric for the 2017 PSU program to be solely based on relative Total Shareholder Return ("TSR") over the three-year (2017-2019 inclusive) performance period (as more fully described on page 38 of the CD&A). We believe that this change will foster stronger alignment with shareholder interests given that payouts will be based on our stock price performance relative to an index of comparator companies.

  ♠
  To maintain management's focus on short-term profitability and in keeping with a critical investor evaluation metric, the 2017 annual incentive plan will be based on Adjusted EBITDA performance against goal.

We on the Compensation Committee remain committed to "getting executive compensation right." With this credo firmly in mind, we continue to set goals for each element of our pay program that are appropriately challenging and require high levels of management performance — goals that ultimately will drive shareholder value creation. We also remain deeply committed to understanding, and responding as appropriate to, the views of our shareholders. We encourage you to reach out with any questions or concerns related to our compensation program. Correspondence can be addressed to the Compensation Committee, Kate Spade & Company, Attn.: Corporate Secretary, 2 Park Avenue, New York, NY 10016.

Sincerely,

The Compensation Committee of the Board of Directors
LAWRENCE S. BENJAMIN
RAUL J. FERNANDEZ
KENNETH GILMAN (CHAIRMAN)
JAN SINGER
DOREEN A. TOBEN

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes the design and operation of the compensation program for our Named Executive Officers ("NEOs"). During 2016, our NEOs were the following individuals:

Name	Title

Craig Leavitt	Chief Executive Officer

Deborah Lloyd	Chief Creative Officer

George Carrara	President & Chief Operating Officer

Thomas Linko	Senior Vice President, Chief Financial Officer

Linda Yanussi	Senior Vice President, Global Operations and Chief Information Officer

This CD&A is organized into four sections:

  ♠
  Overview (Page 28)

  ♠
  Executive Compensation Program Elements (Page 35)

  ♠
  Compensation Process (Page 41)

  ♠
  Executive Compensation Tables (Page 46)

Overview

Kate Spade & Company is a global multichannel lifestyle brand that operates in four categories: Women's, Men's, Children's and Home. We are a leader in the accessible luxury market, with success across multiple lifestyle categories. The kate spade new york collection includes handbags, small leather goods, jewelry and apparel, along with licensed products including footwear, fragrances, swimwear, watches, children's wear, tech accessories, optics, tabletop products, legwear, fashion accessories, furniture, bedding, housewares, table linens, loungewear, pillows, lighting, activewear and stationery.

As illustrated in the charts below, we continued to experience strong financial results in 2016. Sales increased 13.7% from 2015 to 2016 coupled with substantial growth in Adjusted EBITDA over the same time period. Additionally, we experienced a modest increase in Total Shareholder Return for the one-year period.

Net Sales ($M)[1]	Adjusted EBITDA ($M)[2]	Adjusted EBITDA Margin[2]	One-Year Total Sharedholder Return

Note: Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. A complete definition of these terms and reconciliation to GAAP is provided in Appendix B.

1Net sales in 2015 exclude wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil, and brand exits in Adelington Design Group segment).

2Adjusted EBITDA and Adjusted EBITDA % in 2015 exclude wind-down operations.

The fundamental goal of our compensation program is to pay for performance-motivating executives to drive capital-efficient, profitable multi-year quantitative and qualitative growth that will create sustained long-term shareholder value.

Key Pillars of Our Compensation Philosophy Include:

Align the Interests of Executives and Shareholders	♠	Our Compensation Committee sets financial metrics in the annual and long-term incentive plans that comply with our rigorous performance standards and that will focus the executive team on the drivers of shareholder value and Company profitability and growth.
♠

A significant majority of the compensation opportunity at target is variable (83% for our CEO and 74% in the aggregate for our other four NEOs) as shown under the CEO and NEO Pay Mix illustrations on page 33.

♠

The Committee strives to select performance metrics that align the Company's compensation program with relevant investor evaluation metrics and those key objectives that support executive focus on our critical business drivers.

	♠	The Committee has established robust stock ownership guidelines for our executives, requiring the CEO to own 5x base salary and other NEOs to own 2x to 4x base salary.

Balance Compensation Over the Short- and Long-Term	♠	Our compensation programs are balanced (short and long-term, cash and equity) and focused on appropriate performance metrics consistent with our financial operating plans and strategies, to encourage consistent superior performance over sustained periods of time.

Attract, Retain, and Reward Executives	♠	Talent is the critical component for our success, particularly in our industry, where fashion continually evolves, distribution and marketing channels and strategies are undergoing rapid change and we principally compete against much larger companies. To successfully achieve our goals in this environment requires unique creative talents combined with commercial and managerial capability. To date, we have been successful in attracting, retaining and developing the talent we need to achieve our goals. One of our primary compensation objectives is to ensure that our pay programs remain a critical competitive element in sustaining the Company's ability to be an employer of choice and hopefully exceed our long-term growth plans.

Consider Risk	♠	The Committee believes our programs should encourage decision-making that drives growth while discouraging excessive risk taking. To that end, we require that a risk assessment of our compensation programs be conducted annually.

Shareholder Engagement and Compensation Changes

At our annual meeting last year, our Say-on-Pay proposal received more than 98% support. While we viewed this as positive recognition of recently adopted changes to our pay programs, we also recognized that there were additional opportunities to further strengthen the program and our performance focus. Accordingly, in keeping with the Committee's regular and ongoing practice of evaluating our compensation program to proactively ensure that the program reflects the changing needs of the business, we have made several additional changes to our pay program for 2017.

The following is a summary of changes to our compensation program for 2015, 2016 and 2017.

Changes Made for 2015			Changes Made for 2016			Changes Made for 2017

♠	Introduced enhanced financial performance		♠	Reduced the maximum payout in the PSU program		♠	Changed PSU performance metric to 100% relative
	metrics to Long-Term Incentive Program			-	Maximum payouts for surpassing Cumulative		performance versus a Peer Index
	-	Added 3-year Cumulative Adjusted EBITDA and 3-year Average Cumulative Adjusted EBITDA Margin % as performance measures and changed relative TSR to serve as a modifier			Adjusted EBITDA and Average Cumulative Adjusted EBITDA Margin % targets and achieving top quartile relative TSR performance set at 200% of target (versus 250% for the 2015 program)		-	Based on relative TSR performance over a 3-year period

♠	Re-weighted long-term incentive pay mix		♠	Discontinued MSUs and options		♠	Re-weighted long-term incentive pay mix
	-	Re-weighted mix to include 60% performance based PSUs, 20% stock options and 20% MSUs, to enhance alignment of executive compensation with critical business objectives and TSR		-	Amended the long-term incentive pay mix to consist of 60% PSUs and 40% time–vested RSUs		-	Re-weighted long-term incentive pay mix to consist of 50% PSUs based on relative TSR and 50% time-vested RSUs

♠	Modified Annual Cash Incentive Plan		♠	Added an asymmetrical TSR modifier in the PSU program		♠	Modified Annual Cash Incentive Plan
	-	Eliminated Free Cash Flow as a performance measure and tied payout solely to Adjusted Operating Income		-	Downward adjustments for bottom quartile performance to be greater than upward adjustments for top quartile performance		-	Changed performance metric to Adjusted EBITDA

			♠	Enhanced disclosure

			♠	Revised pay positioning philosophy
				-	Targeted market median instead of 75th percentile

			♠	Modified pay comparator group
				-	New group to consist of 10 companies sized more narrowly around our annual revenue

Operational and Financial Performance Highlights

In 2016, we delivered strong operational and financial results, including a substantial Adjusted EBITDA increase over 2015 (28.7%), continued sales growth, substantial increase in Operating Income as well as significant growth in direct-to-consumer sales and in our International segment. Net cash provided by operating activities of our continuing operations was $247.3 million in 2016 compared to $120.5 million in 2015 or a $126.8 million year-over-year increase which allowed us to increase our net cash position in 2016 by $184.0 million.

Although we experienced substantial growth in 2016, we did not meet our planned annual targets and therefore, consistent with our pay-for-performance philosophy, actual annual incentive payouts for our Named Executive Officers declined in 2016.

Adjusted EBITDA ($M)[1]	Adjusted EBITDA Margin (%)[1]	Operating Income ($M)	Actual Annual Incentive ($M)	Actual Annual Incentive ($M)
			CEO	Average of Other NEOs

Note: Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. A complete definition of these terms and reconciliation to GAAP is provided in Appendix B.

1Adjusted EBITDA and Adjusted EBITDA % in 2015 exclude wind-down operations.

We experienced a modest increase in our stock price during 2016 amidst considerable industry volatility. The consumer retail sector, and many of our direct peers, have recently suffered significant P/E multiple compression. Despite these challenges, we remain the leader among all, but two, of our primary peers in share price gains.

Share Price Appreciation vs. Primary Peers (2012 to 2016)
(as of December 31, 2016)

Strategic Priorities and Key Accomplishments in 2016

Strategic Priorities

♠	Category Expansion:	✓	Expanding product categories within our existing network as well as new channels
		✓	Entering into local licenses to meet customer needs in Japan

♠	Geographic Expansion:	✓	Accelerating growth through existing joint ventures in China, Hong Kong, Macau, and Taiwan
		✓	Expanding geographic presence in selected geographies through a partnered approach
		✓	Continuing international E-Commerce expansion

♠	Building Brand Equity and Protecting Quality of Sale:	✓	Continuing moderation of promotions across channels and increased marketing that leverages customer relationship management (CRM)
		✓	Enhancing the customer experience through "Story Telling" and the "Guest Journey" initiative in our retail stores

Key Financial Accomplishments

✓	13.7% increase in Net Sales(1)	✓	9.1% direct-to-consumer comparable sales growth

✓	15% growth in our International segment(1)	✓	Increase in Adjusted EBITDA to $261.1 million representing a 28.7% increase over 2015

✓	Increase in Adjusted EBITDA Margin of 220 basis points(2)	✓	Total net cash increased by $184.0 million

✓	Strong improvement in growth in our E-Commerce business	✓	Increase of 177% in Operating Income over 2015

(1)
Net sales in 2015 exclude wind-down operations.

(2)
2015 Adjusted EBITDA Margin excludes the results of wind-down operations.

2016 Compensation Program Overview

The table below summarizes our executive compensation program for 2016.

Element	Form	Key Characteristics & Performance Metrics
Base Salary	**Fixed Cash**	♠ Takes into consideration scope and complexity of the role, experience, and individual performance in comparison to external market and internal management team
Annual Cash Incentive Plan	**Performance-Based Cash**	♠ Variable component of annual pay focused on achievement of short-term annual objectives that are critical drivers of sustainable stock price growth over the long-term ♠ **Performance measure for 2016:** 100% – Adjusted Operating Income
Long-Term Incentive Program	**Performance-Based Units (PSUs) (60%)**	♠ Based on performance over a 3-year performance period; payable in stock ♠ Performance measures are fundamental drivers of long-term financial performance necessary to generate significant returns for shareholders ♠ **Performance measures for 2016-2018:** 60% – Cumulative Adjusted EBITDA 40% – Average Cumulative Adjusted EBITDA Margin % ♠ Payouts adjusted by +25% for top quartile performance and -33% for bottom quartile performance based on TSR relative to S&P MidCap 400 to further enhance alignment between executives and shareholders
	Restricted Stock Units (RSUs) (40%)	♠ Vest over a three-year period with 50% vesting in year two and 50% vesting in year three

CEO and NEO Pay Mix for 2016

Our Compensation Program Reflects Governance Best Practices

What We Do		What We Don't Do

♠	Align executive compensation with performance, including link to shareholder returns through long-term incentives	X	Permit hedging or pledging of Company stock

♠	Cap individual payouts under all incentive plans	X	Reprice underwater options

♠	Establish rigorous performance goals	X	Provide excise tax gross-ups

♠	Set robust stock ownership guidelines (5x base salary for CEO)	X	Provide gross-ups for perquisites

♠	Require "double trigger" change-in-control provisions	X	Provide excessive perquisites

♠	Require CEO and Chief Creative Officer to retain shares past retirement*

♠	Have a clawback program

♠	Retain an independent compensation consultant

♠	Seek shareholder feedback and endeavor to make changes in response

♠	Require that a risk assessment of our compensation programs is conducted periodically by our independent compensation consultant

For additional information on our compensation governance practices, see page 43.

* Upon resignation without "good reason" or retirement, CEO and Chief Creative Officer are required to retain the number of shares that they hold as of their employment termination date for at least six months to comply with their stock ownership requirement. See the description of the CEO's and Chief Creative Officer's employment agreements in the section titled "Agreements with the Named Executive Officers" for additional details.

Compensation Discussion and Analysis in Detail

Executive Compensation Program Elements

The fundamental goal of our compensation program is to pay for performance – motivating executives to drive capital efficient profitable multi-year quantitative and qualitative growth that will create shareholder value over time.

Based on extensive shareholder engagement, we have responded to issues raised with regard to our compensation program. Beginning in 2015 and through 2016, we have made meaningful modifications to our long term incentive plan to strengthen the alignment between the interests of shareholders and executives. This has resulted in modifications to the metrics and vehicles used, maximum payouts and increased downside risk related to our relative TSR performance.

The primary elements of our 2016 compensation program were base salary, annual incentives and long-term incentives (PSUs for 60%, and RSUs for 40%).

The elements of our 2016 executive compensation program are summarized in the table on page 33 above, and are described in detail below.

Base Salary

Base salaries for our NEOs are determined by our Compensation Committee after consideration of a variety of factors including (1) scope and complexity of the role; (2) experience; (3) performance of the individual; and (4) comparisons to the external market and internal management team.

Occasionally adjustments are made, at the Committee's discretion, when the Committee believes that an executive's salary is not reflective of the appropriate relative positioning when compared to either internal or external reference points, or when a promotion or other change in responsibilities or contribution warrants adjustment.

Base salaries and target annual incentive percents (as a percentage of base salary) for the NEOs from 2014 to 2016 are shown below. For the last three years (2014 to 2016), the Committee has not increased the base salaries or target annual incentives of the CEO, Chief Creative Officer and COO. As discussed above, the Committee regularly reviews the compensation program to ensure that it is aligned with our overall business plan as well as with shareholder interests. We are keenly aware of the competitive market and believe our executives are positioned appropriately vis-à-vis the market at this time. Any future adjustments will be considered as warranted for the reasons mentioned above.

Named
Executive	Base Salary			Target Annual Incentives

Officer	2016	2015	2014	2016	2015	2014

C. Leavitt	$1,500,000	$1,500,000	$1,500,000	150%	150%	150%

D. Lloyd	$1,900,000	$1,900,000	$1,900,000	175%	175%	175%

G. Carrara	$ 750,000	$ 750,000	$ 750,000	100%	100%	100%

T. Linko	$ 435,000	$ 395,000	$ 380,000	50%	50%	50%

L. Yanussi	$ 445,000	$410,0000	$ 395,000	50%	50%	50%

Annual Cash Incentive Plan

Annual cash payments are made under our Annual Incentive Plan ("AIP") to our NEOs and other corporate associates each March for performance in the previous fiscal year. Our annual incentive program is designed to motivate and reward executives for achievement of short-term annual objectives believed by the Compensation Committee to be critical drivers of sustainable stock price growth over the long-term.

Annual Incentive Plan Performance Metric and Target Setting Process

In 2016, we tied 100% of the annual incentive opportunity to Adjusted Operating Income. The Compensation Committee selected this metric because it is a critical driver of our performance and sustainable shareholder returns over the long-term while serving as an appropriate measure in a short-term program. In light of shareholders' continuing focus on Adjusted EBITDA, the Committee, for 2017, has tied 100% of the annual incentive opportunity to Adjusted EBITDA which the Committee believes similarly drives performance over both the short- and the long-term and is of meaningful importance to investors.

The Committee selects threshold, target and maximum performance goals for the Annual Incentive Plan. This performance range reflects the Committee's commitment to setting rigorous goals that reflect expected performance and support our long-term plan. At the same time, while the maximum performance goal was determined by the Committee to be challenging, it was also judged to be appropriate within the context of the Company's overall plan and not reasonably likely to encourage inappropriate or excessive risk-taking.

In 2016, Adjusted Operating Income increased to $202.8 million, or 33.6% compared to $151.8 million in 2015, which resulted in an annual cash incentive payout at 51.1% of target, demonstrating the rigor of our performance standards.

2016 Annual Incentive Plan (AIP)

	Threshold	Target	Maximum	Actual

Metric (Adjusted Operating Income ($M))	$182.9	$218.1	$253.4	$202.8

AIP Payout (% of Target)	0%	100%	200%	51.1%

Annual Incentive Plan Targets and Payouts

Annual incentive targets as well as actual incentive plan payouts for fiscal 2016 performance are provided in the chart below.

Named					Total Annual
Executive		Annual Incentive Target		Payout as %	Incentive Plan

Officer	Base Salary	% Base Salary	$ Value	of Target	Payout

C. Leavitt	$1,500,000	150%	$2,250,000	51.1%	$1,149,750

D. Lloyd	$1,900,000	175%	$3,325,000	51.1%	$1,699,075

G. Carrara	$750,000	100%	$750,000	51.1%	$383,250

T. Linko	$435,000	50%	$217,500	51.1%	$111,143

L. Yanussi	$445,000	50%	$222,500	51.1%	$113,698

Long-Term Incentive Program

The Company annually grants long-term incentive ("LTI") awards as part of our ongoing compensation program. Our long-term incentive program is designed to motivate and reward executives when:

  ♠
  We meet and/or exceed rigorous financial goals

  ♠
  The Company's TSR keeps pace with or exceeds a broader market index

  ♠
  Shareholders realize gains

The Majority of Our Long-Term Incentive Pay Vests Based on Performance

In 2016, our long-term incentive program reflected a mix of PSUs (60%) and time-vested RSUs (40%), providing clarity of focus on strategic long-term financial performance.

The Compensation Committee believes that the focus on long-term incentives generally, and the significant weighting applied to PSUs in particular, provide strong alignment between executive pay and the interests of shareholders.

2016 Long-Term Incentive Targets for Our NEOs

For the last three years (2014 to 2016), the Committee has not increased the target long-term incentives of the CEO, Chief Creative Officer and COO.

	Total Target Long-Term Incentive Opportunity ($M)*

Named Executive Officer	PSUs	RSUs

C. Leavitt	$3,000,000	$2,000,000

D. Lloyd	$1,965,000	$1,310,000

G. Carrara	$900,000	$600,000

T. Linko	$210,000	$140,000

L. Yanussi	$210,000	$140,000

*
All target long-term incentive values approved by the Compensation Committee are converted to shares or units using the average closing price of the Company's common stock over the prior consecutive 40 trading days through the date of grant.

Performance-Based Stock Units (PSUs)

Our 2016 PSU awards will be earned based upon the achievement of rigorous financial performance goals with respect to Cumulative Adjusted EBITDA and Average Cumulative EBITDA Margin % over the three year period 2016 to 2018. After the awards have been earned, the payout amounts will be further adjusted to reflect our TSR performance relative to that of other companies in the S&P MidCap 400 (the "Index TSR").

Below is the calculation to be used to determine PSU payouts for the 2016 to 2018 performance cycle:

*
In 2015, the number of performance shares which could be earned ranged from 0 to 200% of target; in 2016, the number of performance shares which can be earned range from 0 to 160%.

**
The relative TSR modifier decreases shares earned by –33% for bottom quartile relative TSR performance, while only increasing shares earned by +25% for top quartile relative TSR Performance.

When selecting the three-year performance targets for the 2016 PSUs, the Compensation Committee considered, among other metrics, the Company's 2016 budget and 2016 to 2018 long-range plan.

The table below summarizes TSR impact on 2016 Long Term Incentive Program PSU payouts:

Restricted Stock Units (RSUs)

Beginning in 2016, we have incorporated time-vested restricted stock units (RSUs) into our long-term incentive program to promote a clear alignment between the interests of our executives and those of our shareholders. For 2016, PSUs continued to constitute 60% of the long-term awards, with 40% delivered in RSUs. The RSU awards will vest in two equal tranches on each of the second and third anniversaries of the date of grant.

For 2017, we revised the mix of long-term incentive compensation to be comprised 50% in the form of RSUs and 50% in the form of PSUs. The PSU award will be earned based upon the achievement of TSR performance relative to the group of global luxury peers comprising the "BL Global Luxury Goods Competitive Peers" index. The Compensation Committee believes that TSR performance relative to the Company's luxury peers best encourages management to focus on overall Company performance and long-term shareholder value creation (over the three years, 2017 to 2019 inclusive) and provides a proper balance to internally focused operating metrics.

In selecting the "BL Global Luxury Goods Competitive Peers" index, the Committee considered various criteria including:

  ♠
  The importance of measuring against other companies that compete in the luxury and near-luxury space;

  ♠
  The relevance of the companies in the index to the Company's business; and

  ♠
  The number of companies comprising the index.

The Committee concluded, after examining independently published indices which include the Company, that the use of the "BL Global Luxury Goods Competitive Peers" index best matches these criteria.

Potential PSU payouts under the TSR relative performance plan will range from zero to 200% of the target number of shares depending upon the percentile ranking of the Company's TSR compared to that of each company in the index as follows:

Company's TSR	Payout as a Percentage of Target
80th percentile or above	200%
50th percentile or median	100% or target
30th percentile	35%
Below 30th percentile	zero

If the Company's TSR for the three-year performance period 2017-2019 inclusive is below the 30th percentile, no portion of the PSUs will be earned. Percentile performance levels (and payouts) that fall between the 30th and 80th percentiles will be interpolated on a straight-line basis. Lastly, if the Company's TSR is negative over the three-year performance period regardless of the Company's percentile ranking relative to the peers in the index, the maximum payout cannot exceed 100% of target.

We believe that the mix and the payment vehicles are appropriate, communicates the Committee's desire to pay for performance, aligns the interests of our executives and our shareholders and will ultimately drive shareholder value creation.

Our Compensation Program is Heavily Weighted Towards Variable Incentive Pay

As presented previously, the charts below demonstrate the emphasis placed on variable pay versus fixed compensation.

Other Elements of Our Compensation Program

Perquisites and Executive Benefits

We offer our NEOs a total compensation package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to a broader employee population.

Our NEOs receive the same medical, dental, vision, employee discount and 401(k) benefits as the broader associate population. The perquisites provided to our NEOs are available to other executives in the Company and include an Executive Life Insurance Program providing coverage equal to two times annual base salary, clothing allowance, financial counseling and for certain executives, unlimited use of a car service for business purposes only.

Employment and Severance Agreements

In January 2014, the Company entered into employment agreements with Mr. Leavitt and Ms. Lloyd in connection with their transition to Chief Executive Officer and Chief Creative Officer, respectively. Additionally, the Company has entered into Executive Severance Agreements with each of the NEOs. These agreements are described in more detail below under the "Agreements with the Named Executive Officers" section.

Compensation Process

Our Philosophy Regarding Competitive Pay Positioning

The Compensation Committee does not use competitive market data as the sole determinant of executive pay, but rather uses this data as one of several reference points considered when evaluating the appropriateness of target pay levels for the management team. Other important considerations include each executive's particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. Additionally, the Committee considers pay in the context of the complex dynamics of the Company's business, including:

  ♠
  Planned growth trajectory of the Company

  ♠
  Highly competitive luxury retail market

  ♠
  Limited pool of world class creative talent among luxury competitors

  ♠
  Need for talent capable of continually evolving brands and engaging customers while staying true to our unique aesthetic and brand voice

  ♠
  Need for talent with the skills and breadth required to conceptualize and realize new lifestyle offerings consistent with our brand before sales for those offerings have materialized

As an initial starting point, the Compensation Committee considers the median of the competitive market when making determinations regarding pay levels for individual executives, with adjustments made, either up or down, to reflect the additional factors described above.

The Compensation Committee does not have specific benchmarking targets for individual pay elements, but rather determines pay mix on an individual basis. Each individual's pay mix is reflective of the competitive market for that position, as well as the Committee's judgment of the mix most appropriate to retain and motivate that executive to achieve the strategic objectives of the Company.

Our Sources for Competitive Market Data

Unlike many companies, our most meaningful talent competitors are larger than the Company on a sales and market capitalization basis. Companies in the luxury retail market are unique in that the size of the company rarely correlates to the true power and desirability of the brand. For example, leaders in our industry are often attracted to the opportunity to work for a particular brand, rather than a particular company. Additionally, launching new products or brands in our space requires individuals with the talent and skills required to conceptualize and bring to market a fully realized offering, consistent with the global brand, regardless of whether sales are initially $1 or $100 million; it is quite difficult and risky to seek to "upgrade" talent as the product or brand awareness and corresponding sales grow.

Our business is growing, and we need an executive team capable of understanding and embracing who we are as a brand and effectively managing our business for the long-term benefit of our shareholders. For this reason, the companies from whom we recruit talent, and the companies to which we believe we are most vulnerable to lose talent, are not necessarily constrained by the typical .5x to 2x revenue rule of thumb used by many companies to develop a comparator group for purposes of assessing compensation levels and practices. The Compensation Committee has had extensive conversations with shareholders about these challenges, and continually reviews the set of comparators to ensure that we remain mindful of the views of our shareholders while also ensuring that we can effectively recruit, motivate and retain the talent we need to successfully manage our business.

Our comparator groups are comprised of companies that are of similar size and in similar industries with a particular focus on companies that share other characteristics with us, including:

  ♠
  Similar or related products;

  ♠
  Companies on our non-compete list;

  ♠
  Companies with meaningful e-commerce channels;

  ♠
  Companies with meaningful international sales; and

  ♠
  High growth companies.

In addition to our Primary Peer Group, the Compensation Committee also referenced a Secondary Peer Group. The Secondary Peers, although much larger than the Company, represent key sources and possible destinations for executive talent and are some of our most direct business competitors and for this reason represented a critical point of reference for Mr. Leavitt and Ms. Lloyd. This group serves as a secondary reference point for the Compensation Committee.

In 2016, as part of its annual review of compensation-related matters, the Compensation Committee again reviewed the constituents of the Primary and Secondary Peer Groups. Following this review, the Compensation Committee reaffirmed both the Primary and Secondary Peer Groups. As in 2015, the companies that comprise the Primary Peer Group were size-appropriate. The current approved groups consist of the following companies:

Current Primary Peer Group

Columbia Sportswear Company	Guess?, Inc.	Steve Madden, Ltd.

Express, Inc.	J. Crew Group, Inc.	Tumi Holdings, Inc.

G-III Apparel Group, Ltd.	Lululemon Athletica, Inc.	Vera Bradley, Inc.

Vince Holdings, Inc.

Secondary Peer Group

Abercrombie & Fitch	Coach, Inc.	Ralph Lauren Corp

Burberry Group Plc.	Michael Kors Holdings Ltd.	Urban Outfitters, Inc.

Under Armour, Inc.

Participants in the Process

The Role of the Compensation Committee and its Independent Consultant

Our executive compensation programs, policies and plans are evaluated and approved by the Compensation Committee. As part of the annual compensation approval process, the Compensation Committee considers the advice of management, as well as that of its independent compensation consultants. In 2016, our independent compensation consultant was Steven Hall & Partners.

For additional information regarding the role of the Compensation Committee and services provided by its independent compensation consultants in 2016, please see the section entitled "Compensation Committee" on page 16.

The Role of Management

Our management develops proposals and recommendations regarding pay changes, awards, plan design, appropriate performance metrics and targets for our annual and long-term incentive compensation programs for the Compensation Committee's consideration and approval. Our management is also responsible for responding to any Compensation Committee requests for information, analysis, or perspective as it relates to topics that may arise during the course of the year. No executive officer is involved in the determination of his or her own compensation.

Our Compensation Governance Policies

Stock Ownership Guidelines and Retention Policies

In order to further align the interests of our executives with those of our shareholders, the Compensation Committee has adopted executive stock ownership guidelines. These guidelines apply to the NEOs as well as other executive officers in the Company. Individuals are required to hold a number of shares of Company Common Stock having a value established as a multiple of base salary. The multiples of base salary for the NEOs are:

  ♠
  Five times for the Chief Executive Officer

  ♠
  Four times for the Chief Creative Officer

  ♠
  Two times for the other NEOs

Until the applicable multiple of salary requirement is met, the guidelines require the executive to retain 75% of the net, after-tax shares received from any long-term incentive awards. The Company's objective is to have executives reach their guideline within five years, provided that in the event of a promotion which results in an increase in the number of shares required to be held, the individual is provided five years to meet the new requirements, starting from the promotion date.

In addition, Mr. Leavitt and Ms. Lloyd, upon their resignation of employment from the Company without Good Reason or due to retirement, are contractually obligated to retain the number of Company shares that they hold as of the date of employment termination for at least six months to comply with their stock ownership requirement. Beginning on the six-month anniversary of their separation date, they may sell 50% of those shares and the remainder may be sold beginning on the one-year anniversary of their separation date.

Ownership holdings were most recently reassessed in February 2017. All NEOs are currently in compliance with our guidelines.

Hedging and Pledging Policy

The Company prohibits executives and members of the Board from hedging or pledging the economic risk of their ownership of Company securities, which includes entering into any derivative transaction on Company stock (e.g., any short-sale, forward, option, collar).

Clawback Policy

The Company maintains a formal policy on the adjustment or recovery of any awards made under our 162(m) plan in connection with a restatement or adjustment of financial statements, or an error in calculating performance achieved that would otherwise have resulted in a change to the size of an award or payment. To the extent necessary, the Company's policy for the adjustment or recovery of awards will be revised to comply with changes to legislative requirements.

While the Company has not experienced any clawback situations or occasions that would result in a reduction in the size of the award or payment, the plan allows the Compensation Committee to assess the circumstances relating to adjustments or changes in performance and take such legally permissible actions as it believes to be appropriate to correct award sizes.

Compensation Risk Assessment

In 2016, the Company and the Compensation Committee engaged in a formal risk assessment process with the assistance of the Compensation Committee's independent compensation consultant. This process included a full inventory of incentive plans, a review of potential risks and factors mitigating such risks, as well as a review of the enterprise risks associated with the Company's compensation practices and programs. We have concluded that our compensation policies and practices have counterbalances that mitigate risks and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Formal Equity Grant Policy

The Company has adopted a formal equity grant policy. All equity grants are approved at Compensation Committee meetings (and documented in the minutes of such meetings) or, within certain limitations, approved by delegation to the Chairman of the Compensation Committee.

The grant date for awards is the first trading day of the month following the approval of the award by the Compensation Committee (or, for new hires, the hire date except that if the hire date is a not a trading day then the grant date is the next trading day after the hire date), unless, in any event, such trading day is within two business days of an earnings release in which event the grant date is the first business day after the earnings release. For option awards, the exercise price equals the closing stock price on the date of grant.

All grants to NEOs in 2016 complied with the Company's equity grant policy.

Tax and Accounting Considerations

Tax Considerations

The Compensation Committee attempts to structure compensation for executive officers that is tax deductible to the Company to the extent feasible and takes the tax deductibility of compensation into account when making compensation decisions.

When it reviews compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to the Company and, when relevant, to the executive. Section 162(m) limits to $1 million the annual tax deduction for compensation paid to each of the chief executive officer and the three other highest paid executive officers employed at the end of the year (other than the chief financial officer). However, compensation that does not exceed $1 million during any fiscal year or that qualifies as "performance-based compensation" (as defined in Section 162(m)) is deductible. The Compensation Committee considers these requirements when designing compensation programs for named executive officers. Although the Company has plans that permit the award of deductible compensation under Section 162(m), the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. Although most of the Company's plans are designed to qualify for deductibility under Section 162(m), in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the named executive officers or for other reasons.

The Compensation Committee took into account that the following compensation may not be fully deductible when paid:

  ♠
  Mr. Leavitt's and Ms. Lloyd's base salaries over $1 million; and

  ♠
  Certain payments in the event of a change-in-control.

The vesting of the Company's stock awards is currently structured to accelerate in the event of a change-in-control and qualifying termination of employment. This "double-trigger" acceleration could contribute to potential excess parachute payments.

Each year the Committee establishes threshold performance goals for preserving the tax deductibility of awards paid to the NEOs subject to Section 162(m) of the Internal Revenue Code. For fiscal year 2016, the threshold performance goals were set at the achievement of Adjusted Operating Income of at least $20 million. If the threshold performance goals were not met, no awards would be earned; and if the threshold goals were met, then the awards would be earned to the extent that the remaining performance metrics were achieved. The Adjusted Operating Income threshold goal was achieved in fiscal year 2016.

Accounting Considerations

Stock options, restricted stock, and performance shares are accounted for based on their grant date fair value, as determined under FASB ASC Topic 718 (see Note 1 "Basis of Presentation and Significant Accounting Policies – Share Based Compensation" and Note 14 "Share-Based Compensation" in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016). Because the performance shares include financial performance conditions, the compensation cost of the awards will be reversed if the performance conditions are not met or the employee does not remain employed by the Company throughout the performance period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders and in the Company's Annual Report on Form 10-K for 2016.

KENNETH B. GILMAN (Chair)
LAWRENCE S. BENJAMIN
RAUL J. FERNANDEZ
JAN SINGER
DOREEN A. TOBEN

The foregoing Compensation Committee Report does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Executive Compensation

Summary Compensation

The following table sets forth information concerning the compensation for services in all capacities of the Company's Named Executive Officers for the 2016 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Earnings ($)	All Other Compensation ($) (2)	Total ($)
Craig Leavitt	2016	1,500,000	–	7,077,249	–	1,149,750	–	95,514	9,822,513
PEO, Chief Executive Officer	2015	1,500,000	–	5,280,905	1,118,781	2,385,000	–	72,467	10,357,154
	2014	1,402,644	1,625,000	20,763,090	–	2,250,000	–	138,845	26,179,579

George Carrara	2016	750,000	–	2,123,199	–	383,250	–	6,762	3,263,211
President & Chief Operating Officer	2015	750,000	600,000	1,584,261	335,667	795,000	–	2,336	4,067,264
	2014	727,716	600,000	7,569,866	–	750,000	–	1,355	9,648,936

Deborah Lloyd	2016	1,900,000	–	4,635,633	–	1,699,075	–	82,154	8,316,862
Chief Creative Officer	2015	1,900,000	–	3,458,980	732,797	3,524,500	–	63,452	9,679,729
	2014	1,752,048	1,625,000	18,129,760	–	3,325,000	–	134,685	24,966,493

Thomas Linko	2016	420,813	–	495,447	–	111,143		24,576	1,051,978
PFO, Chief Financial Officer	2015	391,875	185,400	369,670	78,344	209,350	–	18,112	1,252,751
	2014	374,759	185,400	1,868,921	–	190,000	–	15,861	2,634,941

Linda Yanussi	2016	432,979	–	495,447	–	113,698	–	18,176	1,060,299
SVP, Global Operations and	2015	406,875	177,500	369,670	78,344	217,300	–	20,519	1,270,208
Chief Information Officer	2014	390,126	177,500	2,167,725	–	197,500	–	27,616	2,960,467

(1)
All awards shown at grant date fair value in accordance with the Financial Accounting Standards Board's Accounting Standards Codification 718 Compensation — Stock Compensation (ASC 718). Includes annual awards of MSUs, PSUs and Stock Options. See Note 1 "Basis of Presentation and Significant Accounting Policies — Share-Based Compensation" and Note 14 "Share-Based Compensation" in the Notes to the Company's audited financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on February 23, 2017.

(2)
All Other Compensation has been further detailed in the additional table below.

	Savings Plan Matching	Financial Counseling Fees(a)	Product Incentive(b)	Car Allowance	Taxable Gift(c)	Taxable Benefit (d)	Taxable Gross Up (e)	Executive Life	Supplemental Life	Total
Craig Leavitt	7,125	12,800	2,549	20,000	–	8,460	10,689	33,892	–	95,514
George Carrara	–	3,200	3,149	–	413	–	–	–	–	6,762
Deborah Lloyd	4,388	12,800	–	20,000	500	8,167	10,319	25,980	–	82,154
Thomas Linko	6,786	9,600	1,482	3,125	413	798	468	1,904	–	24,576
Linda Yanussi	7,950	–	1,521	–	413	2,022	1,112	4,724	434	18,176

(a)
The amount indicated represents the cost to the Company for financial advisory services provided to the executive by a third-party financial consultant.

(b)
The amount indicated equals the taxable amount attributable to the actual product incentive utilized (based on prices which are net of the usual discount offered to all Company employees for the purchase of Company products).

(c)
The amount reported reflects the value of holiday gifts purchased by the Company for the executive in conjunction with a Company-sponsored celebration. The amount reflects the full market value paid by the Company for each item, which has been included in the executives' taxable income.

(d)
The amount reported reflects tax payments made to the IRS on behalf of the executive for the value of company paid executive life premiums not included in executive's gross wages from April 2013 through September 2015.

(e)
The amount reported reflects income taxes paid by the Company to cover the executive's tax obligation due in 2016 resulting from the amount listed under "Taxable Benefit".

Grant of Plan-Based Awards Table

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Optionp Awards: Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value for Stock and Options Awards
Name	Committee Approval Date	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			Option Valuation
Craig Leavitt			Annual Incentive Plan (AIP)	0	2,250,000	4,500,000
	2/23/2016	3/3/2016	Performance Share Units				0	171,072	342,144				4,446,161
	2/23/2016	3/3/2016	Restricted Stock Units					114,048					2,631,087
George Carrara			Annual Incentive Plan (AIP)	0	750,000	1,500,000
	2/23/2016	3/3/2016	Performance Share Units				0	51,322	102,644				1,333,859
	2/23/2016	3/3/2016	Restricted Stock Units					34,215					789,340
Deborah Lloyd			Annual Incentive Plan (AIP)	0	3,325,000	6,650,000
	2/23/2016	3/3/2016	Performance Share Units				0	112,053	224,106				2,912,257
	2/23/2016	3/3/2016	Restricted Stock Units					74,702					1,723,375
Thomas Linko			Annual Incentive Plan (AIP)	0	217,500	435,000
	2/23/2016	3/3/2016	Performance Share Units				0	11,976	23,952				311,256
	2/23/2016	3/3/2016	Restricted Stock Units					7,984					184,191
Linda Yanussi			Annual Incentive Plan (AIP)	0	222,500	445,000
	2/23/2016	3/3/2016	Performance Share Units				0	11,976	23,952				311,256
	2/23/2016	3/3/2016	Restricted Stock Units					7,984					184,191

(a)
Represents the range of possible cash payouts for fiscal year 2016 associated with estimated levels of performance under the Annual Incentive Plan. Amounts actually earned are set forth in the Summary Compensation Table. For details please see the "Annual Cash Incentive Plan" section of the CD&A.

(b)
Represents the range of possible share payouts associated with pre-established levels of performance. These awards are described in the "Long Term Incentive Program" section of the CD&A.

Salary, Bonus and Non-Equity Incentive Compensation

For a discussion of 2016 salary and bonus compensation for the NEOs, see the "Compensation Discussion and Analysis" section above.

Stock Options Exercised and Awards Vested in 2016

	Stock Options		Stock Awards
	Number of Shares Exercised	Value Realized on Exercise	Number of Shares Vested	Value Realized on Vesting
Craig Leavitt	–		23,392(1)	544,566
George Carrara	–		7,018(1)	163,379
Deborah Lloyd	37,500	283,504	15,322(1)	356,696
Thomas Linko	–		1,170(1)	27,238
			2,500(2)	54,075
Linda Yanussi	–		1,600(1)	37,248

(1)
The amounts indicated represent the March 4, 2016 vesting of the first tranche of Market Share Unit (MSU) awards granted in March 2014.

(2)
For Mr. Linko, the amount indicated represents the June 3, 2016 vesting of the final half of an award of restricted stock units granted in June 2013.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding individual outstanding unvested equity awards granted to the PEO, PFO and other Named Executive Officers, with the market value determined based on the closing price on December 30, 2016 (the last trading day before our fiscal year end on December 31, 2016):

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Stock Award Grant Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Craig Leavitt	37,500	0	3/1/2010	$7.10	3/1/2017
PEO	37,500	0	9/1/2010	$4.40	9/1/2017
	37,500	0	3/1/2011	$4.97	3/1/2018
	37,500	0	9/1/2011	$5.06	9/1/2018
	17,065	51,195	3/2/2015	$35.30	3/2/2022
						84,275 (b)	1/7/2014	1,573,414	196,641 (b)	1/7/2014	3,671,287
									81,646 (c)	3/3/2014	1,524,331
						12,247 (d)	3/3/2014	228,651	28,576 (d)	3/3/2014	533,514
									96,308 (c)	3/2/2015	1,798,070
						9,631 (d)	3/2/2015	179,811	22,472 (d)	3/2/2015	419,552
									171,072 (c)	3/3/2016	3,193,914
						114,048 (e)	3/3/2016	2,129,276

George Carrara	60,000	0	5/1/2012	$13.62	5/1/2019
	39,000	0	6/3/2013	$21.20	6/3/2020
	5,120	15,360	3/2/2015	$35.30	3/2/2022
						29,393 (b)	3/3/2014	548,767	68,583 (b)	3/3/2014	1,280,445
									24,494 (c)	3/3/2014	457,303
						3,674 (d)	3/3/2014	68,594	8,573 (d)	3/3/2014	160,058
									28,892 (c)	3/2/2015	539,414
						2,889 (d)	3/2/2015	53,938	6,742 (d)	3/2/2015	125,873
									51,322 (c)	3/3/2016	958,182
						34,215 (e)	3/3/2016	638,794

Deborah Lloyd	37,500	0	9/1/2010	$4.40	9/1/2017
	37,500	0	3/1/2011	$4.97	3/1/2018
	37,500	0	9/1/2011	$5.06	9/1/2018
	11,177	33,533	3/2/2015	$35.30	3/2/2022
						84,275 (b)	1/7/2014	1,573,414	196,641 (b)	1/7/2014	3,671,287
									53,479 (c)	3/3/2014	998,453
						8,022 (d)	3/3/2014	149,771	18,718 (d)	3/3/2014	349,465
									63,082 (c)	3/2/2015	1,177,741
						6,308 (d)	3/2/2015	117,770	14,719 (d)	3/2/2015	274,804
									112,053 (c)	3/3/2016	2,092,030
						74,702 (e)	3/3/2016	1,394,686

Thomas Linko	1,195	3,585	3/2/2015	$35.30	3/2/2022
PFO						8,279 (b)	3/3/2014	154,569	19,318 (b)	3/3/2014	360,667
									4,083 (c)	3/3/2014	76,230
						613 (d)	3/3/2014	11,445	1,429 (d)	3/3/2014	26,679
									6,742 (c)	3/2/2015	125,873
						674 (d)	3/2/2015	12,584	1,573 (d)	3/2/2015	29,368
									11,976 (c)	3/3/2016	223,592
						7,984 (e)	3/3/2016	149,061

Linda Yanussi	15,000	0	6/3/2013	$21.20	6/3/2020
	1,195	3,585	3/2/2015	$35.30	3/2/2022
						9,161 (b)	3/3/2014	171,036	21,375 (b)	3/3/2014	399,071
									5,585 (c)	3/3/2014	104,272
						838 (d)	3/3/2014	15,645	1,955 (d)	3/3/2014	36,500
									6,742 (c)	3/2/2015	125,873
						674 (d)	3/2/2015	12,584	1,573 (d)	3/2/2015	29,368
									11,976 (c)	3/3/2016	223,592
						7,984 (e)	3/3/2016	149,061

(a)
Options: Vest 25% on the first and second anniversaries of the date of grant and 50% on the third anniversary of the date of grant.

(b)
One-time Staking Grant: Subject to share performance, vests 50% on the third anniversary of the date of grant and 50% on the fifth anniversary of the date of grant. The number of MSUs which can be earned ranges from 30% to 200% of target, depending upon performance.

(c)
Performance Share Units: Subject to performance, vests 100% on the third anniversary of the date of grant.

(d)
Market Share Units: Subject to share performance, vest in two equal tranches of 50% on the second and third anniversaries of the date of grant. The number of MSUs which can be earned ranges from 30% to 200% of target, depending upon performance.

(e)
RSU grant: Vests in two equal tranches of 50% on each of the second and third anniversaries of the date of grant.

Nonqualified Deferred Compensation

The following table reflects information concerning the Company's unfunded Supplemental Executive Retirement Plan (the "SERP"). The SERP permits eligible employees to defer on a pre-tax basis receipt of up to 50% of their salary and their entire annual cash incentive bonus. In addition, the Company may make contributions to the executive's SERP account to make up for the limitations imposed by the Internal Revenue Service on Company profit sharing and matching contributions under the Savings Plan.

The SERP provides for notional investment options for participants, including mutual funds and the Company's Common Stock, whereby a participant's account is credited with the rate of return realized by the participant's designated investments. No actual investments in shares of stock are purchased by or on behalf of the participant.

SERP participants can elect to receive a distribution from their SERP accounts either at their retirement or at a date at least three years after the date the amount was deferred, subject to the right to elect to postpone such distribution. Distributions are also made upon the occurrence of certain events, including death, or in the event of a financial emergency.

Nonqualified Deferred Compensation Table

	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions Last FY ($)	Aggregate Balance @ Last FYE ($)
Deborah Lloyd	0	0	3,518		163,197

Thomas Linko	315,081	0	19,401		1,106,701

Agreements with the Named Executive Officers

Mr. Leavitt and Ms. Lloyd

In January 2014, the Company entered into employment agreements (the "Employment Agreements") with Mr. Leavitt and Ms. Lloyd, pursuant to which Mr. Leavitt and Ms. Lloyd began to serve as Chief Executive Officer and Chief Creative Officer, respectively, of the Company beginning on February 25, 2014, the date that the employment of the Company's former Chief Executive Officer terminated.

The Employment Agreements automatically renew for successive one-year periods following the end of each calendar year unless the Company or the executive delivers a notice of non-renewal at least 180 days before the next automatic extension.

The Employment Agreements provide for, among other things: (1) an annual base salary of $1,500,000 for Mr. Leavitt and $1,900,000 for Ms. Lloyd; (2) a target annual cash bonus opportunity equal to 150% of base salary for Mr. Leavitt and 175% of base salary for Ms. Lloyd, with a maximum opportunity equal to 200% of the target opportunity; (3) an annual long term incentive award having a total target and/or grant date value (based on the 40-trading day average closing price of our Common Stock) of no less than $5,000,000 for Mr. Leavitt and $3,275,000 for Ms. Lloyd; (4) a one-time grant in 2014 of MSUs with a grant date value of $9,000,000 for each of Mr. Leavitt and Ms. Lloyd, vesting 50% on the third anniversary of grant and 50% on the fifth anniversary of grant; (5) a one-time payment at the time the Company closed the sale of Lucky Brand Jeans equal to a prorated portion of $4,500,000, prorated to reflect the number of months from January 1, 2013 through the date of the closing for each of Mr. Leavitt and Ms. Lloyd; and (6) benefits and perquisites provided under the Company's policies for each of Mr. Leavitt and Ms. Lloyd.

The Employment Agreements also provide that half of the long-term incentive awards granted to Mr. Leavitt and Ms. Lloyd for the 2014 fiscal year consisted of an award of MSUs that vest 50% on each of the second and third anniversaries of the grant date, with a minimum earn out equal to 30% of target, with the other half consisting of an award of performance shares that vest on the third anniversary of the grant date based on the Company's TSR relative to the S&P Mid-Cap Index TSR. The number of MSUs actually earned is based on the Company's 40-trading day average stock price on the date the MSUs are settled as compared to that average stock price on the date the MSUs are granted.

The Employment Agreements provide that, in the event of a termination without "cause," due to the executive's resignation for "good reason" or due to the Company's nonrenewal of the Employment Agreement (each, a "Qualifying Termination"), a specified portion of the executives' outstanding equity awards will vest. For an equity award that has been outstanding for two years or less (measured from January 1, 2014 in the case of the 2014 annual long-term incentives), subject to meeting the performance goal required to qualify the awards for tax deductibility under Code Section 162(m), 50% of the target shares become vested upon a Qualifying Termination. For an equity award that has been outstanding for two years or more, a prorated portion of the award vests upon a Qualifying Termination based on actual performance (measured through the termination date). In the case of equity awards granted to Mr. Leavitt as annual long-term incentives, a retirement (at age 55 with at least ten years of service) will be treated as a Qualifying Termination; Mr. Leavitt will become eligible for retirement under this definition in 2018. In addition, under Mr. Leavitt's one-time staking grant of MSUs in 2014, death or disability will be treated the same as a Qualifying Termination. Upon a Qualifying Termination in connection with a change in control, long term incentive awards, including the 2014 staking grant of MSUs, vest at target.

Mr. Leavitt and Ms. Lloyd are required under the terms of the Employment Agreements to meet the Company's stock ownership requirement for executives, which will require Mr. Leavitt and Ms. Lloyd to hold shares equal to five times and four times, respectively, the executive's base salary by February 25, 2019.

Mr. Leavitt and Ms. Lloyd also entered into Executive Severance Agreements ("ESAs") with the Company in January 2014. On a termination due to death or disability, the ESAs provide for (1) accrued but unpaid salary, bonuses and other vested payments or benefits ("Accrued Benefits") and (2) a pro-rated bonus for the year of termination equal to the bonus that would have been earned under the Company's bonus plan based on actual performance, prorated to reflect the number of months in the year prior to the date of termination ("Pro-Rated Bonus").

In the event of a Qualifying Termination, the ESAs with Mr. Leavitt and Ms. Lloyd provide for, subject to the executive's execution and non-revocation of a release of claims, (1) Accrued Benefits; (2) benefits continuation for 52 weeks (or, if the Qualifying Termination is in connection with a change in control, as defined in the Company's 2013 Stock Incentive Plan, 104 weeks); (3) a lump-sum payment equal to two times the executive's then-current base salary and target annual bonus; (4) a Pro-Rated Bonus in respect of the year the termination occurs; and (5) for Mr. Leavitt, a lump-sum payment equal to the executive's then-current base salary for 180 days (only payable upon his termination without "cause" or due to his resignation for "good reason"). Pursuant to the ESAs, the executives are subject to non-compete, non-solicitation of customers and employees, and non-interference covenants during employment and for 18 months following a termination of employment.

Messrs. Carrara and Linko and Ms. Yanussi

For the Named Executive Officers other than Mr. Leavitt and Ms. Lloyd, the Compensation Committee determined that providing the ESAs described below would further aid in the retention of such Named Executive Officers during this critical stage in the Company's growth. The term of these ESAs automatically renews every year, or every three years for Mr. Carrara, unless the Company delivers a notice of nonrenewal to the executive.

Mr. Carrara and Ms. Yanussi were provided with ESAs when they joined the Company in 2012 and Mr. Linko was provided with an ESA when he became an executive officer upon his transition to SVP, Chief Financial Officer in October 2014. The cash payments to be provided to Mr. Carrara under his ESA for a termination of his employment by the Company other than for "Cause" or a termination by the executive for "Good Reason" (as those terms are defined in the ESA) subject to his execution and non-revocation of a release of claims, include: (1) accrued salary, (2) benefits continuation for the lesser of 26 weeks following the date of his termination or the date on which he becomes eligible to participate in another group welfare plan or program and (3) a lump-sum payment equal to two times his then-current base salary and target annual bonus. Mr. Linko and Ms. Yanussi also would receive similar cash payments upon such a termination of their employment except that: (i) their ESAs are subject to renewal each year, and (ii) the cash severance payment upon such a termination is 1.5-times instead of two times then current base salary and target annual bonus. Under the ESAs, each such executive is subject to non-competition and non-solicitation covenants during the executive's employment and for 18 months thereafter, and a non-disparagement covenant.

In addition, the ESAs with Messrs. Carrara and Linko and Ms. Yanussi provide for a performance-based termination, pursuant to which the Company may terminate the executive's employment based on performance ("Performance-Based Termination"). To constitute a Performance-Based Termination, the executive must receive a written warning setting forth the performance deficiency and be afforded the opportunity to cure the performance deficiency for a period of 60 days following the date of the written warning. Following the 60-day cure period, if the Company determines that the executive's performance has not improved, the Company shall notify the executive in writing of the Performance-Based Termination and the executive shall have the opportunity to appeal the Performance-Based Termination to the Board within two (2) business days following the date of the Company's notice of termination. Any determination by the Board shall be final and binding. Upon a Performance-Based Termination, the executive shall be entitled to receive, in addition to accrued salary, (i) up to 52 weeks of salary continuation at the executive's then current annual base salary and (ii) a pro-rated bonus in an amount equal to the Company's actual performance as determined pursuant to the provisions of the relevant bonus plan in the performance year of termination, prorated for the number of months the executive was employed during the performance year, payable when other annual performance bonuses are paid, as well as continued health and welfare benefits for up to 26 weeks following such termination.

The agreements governing the MSUs granted to Messrs. Carrara and Linko and Ms. Yanussi provide that, in the event of a termination without "cause" or due to the executive's resignation for "good reason," a portion of the MSUs will vest, as though the executive had continued to be employed through the next vesting date, based on actual performance for that performance period relating to that vesting date, but prorated for the part of the performance period worked by the executive. Other portions of the equity award would be forfeited. Under the agreements governing the PSUs granted to these Named Executive Officers, in the event of such a termination before the end of the performance period, a portion of the PSUs will vest in the same manner as described above for the MSUs; if, however, the executive is terminated by the Company other than for cause or the executive resigns for any reason after the end of a performance period but before the vesting date, the executive will vest fully in the shares earned for that performance period.

Certain ESA Terms Applicable to Named Executive Officers

For purposes of the ESAs with all of the NEOs, "cause" and "good reason" are generally defined as follows:

"Cause" is defined as (i) the executive's willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from the executive's incapacity due to physical or mental illness or other reasons beyond the control of the executive), and which failure or refusal results in demonstrable direct and material injury to the Company; (ii) any willful or intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, "Fraud") which results in demonstrable direct and material injury to the Company; (iii) the executive's conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud; or (iv) the executive's material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company.

"Good Reason" as defined in the agreement includes: (1) The executive experiences a material diminution in duties or responsibilities, without the executive's consent (provided that a change in reporting structure shall not be deemed a diminution in duties or responsibilities); (2) The Company moves its principal executive offices by more than 100 miles (provided that such move increases the executive's commuting distance by more than 100 miles); (3) a material reduction in the executive's base salary; or (4) a material breach by the Company of any of its material obligations under any employment agreement between the executive and the Company then in effect; provided, however, that no event or condition shall constitute Good Reason unless (x) the executive gives the Company a written notice of termination for Good Reason no fewer than 30 days prior to the date of termination and not more than 90 days after the initial existence of the condition giving rise to Good Reason, and (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice.

All of the ESAs also incorporate these and other features consistent with good governance practices, including:

  ♠
  Reduced severance benefits in the event of a documented performance-based termination (except in the case of Mr. Leavitt and Ms. Lloyd);

  ♠
  "Double-trigger" change-in-control provisions;

  ♠
  Clawback provisions; and

  ♠
  No tax gross-ups for golden parachute excise taxes.

Other Change-in-Control Provision

Our 2013 Stock Incentive Plan contains a default "double-trigger" change-in-control provision, under which any unvested equity award would vest only upon both a change-in-control and a termination of employment of a participant by the Company other than for Cause or by the participant for good reason. The equity awards of our Named Executive Officers that remained unvested at December 31, 2016 all contain "double-trigger" change-in-control provisions.

The Committee uses a "double trigger" mechanism because it believe that executives are materially harmed only if a change-in-control results in termination without cause or termination by the executive for good reason (or the equivalent). The use of a "single trigger" could result in significant payments even if the executive's position, responsibilities, and compensation were unaffected. The Committee chooses to provide vesting upon a good reason termination because it believes that such a termination is conceptually the same as an actual termination by the Company without cause, and because it believes that potential acquirers would otherwise have an incentive to constructively terminate NEOs to avoid providing fair termination payments and benefits.

Potential Payments Upon Termination or Change in Control

Following are tables for Mr. Leavitt, Ms. Lloyd, Messrs. Carrara, and Linko and Ms. Yanussi indicating potential payments if employment were to have been terminated upon or following a change in control on December 31, 2016.

The amount indicated for the equity awards other than options for which vesting would have accelerated on December 31, 2016 was calculated based on the closing price of our stock on December 30, 2016 (the last trading day of our fiscal year). The amount indicated for options for which vesting would have accelerated on December 31, 2016 was calculated based on the amount by which the December 30, 2016 closing price exceeded the exercise price of the applicable stock option. These amounts reflect the full intrinsic value of the accelerated awards.

Craig Leavitt	Good Reason / No Cause / Non-Renewal	Death	Disability	Change-in- Control (Double Trigger) (a)

Cash	$9,389,476 (b)	$1,149,750 (c)	$1,149,750 (c)	$9,389,476 (c)

Options	0	0	0	0

Restricted Stock (d)	1,064,638	2,129,276	0	2,129,276

Annual LTIP	3,801,122 (e)	0	0	7,877,844

Staking Grant	2,068,384 (f)	2,068,384	2,068,384	5,244,702

Health and Other Benefits	46,903	0	46,903	87,406

Deborah Lloyd	Good Reason / No Cause / Non-Renewal	Death	Disability	Change-in- Control (Double Trigger) (a)

Cash	$12,149,075 (c)	$1,699,075 (c)	$1,699,075 (c)	$12,149,075 (c)

Options	0	0	0	0

Restricted Stock (d)	697,343	1,394,686	0	1,394,686

Annual LTIP	2,489,756 (e)	0	0	5,160,033

Staking Grant	2,068,384 (f)	2,068,384	2,068,384	5,244,702

Health and Other Benefits	45,947	0	45,947	85,493

George Carrara	Performance- Based	Good Reason / No Cause	Death	Disability	Change-in- Control (Double Trigger) (a)

Cash	$1,133,250 (c)	$3,000,000	$383,250 (c)	$383,250 (c)	$3,000,000

Options	0	0	0	0	0

Restricted Stock (d)	0	0	638,794	0	638,794

Annual LTIP	0	454,156 (e)	0	0	2,363,361

Staking Grant	0	474,498 (f)	0	0	1,829,212

Health and Other Benefits	9,733	9,733	0	9,733	9,733

Thomas Linko	Performance- Based	Good Reason / No Cause	Death	Disability	Change-in- Control (Double Trigger) (a)

Cash	$546,143 (c)	$978,750	$111,143 (c)	$111,143 (c)	$978,750

Options	0	0	0	0	0

Restricted Stock (d)	0	0	149,061	0	149,061

Annual LTIP	0	85,859 (e)	0	0	505,770

Staking Grant	0	133,652 (f)	0	0	515,236

Health and Other Benefits	17,990	17,990	0	17,990	17,990

Linda Yanussi	Performance- Based	Good Reason / No Cause	Death	Disability	Change-in- Control (Double Trigger) (a)

Cash	$558,698 (c)	$1,001,250	$113,698 (c)	$113,698 (c)	$1,001,250

Options	0	0	0	0	0

Restricted Stock (d)	0	0	149,061	0	149,061

Annual LTIP	0	104,370 (e)	0	0	547,834

Staking Grant	0	147,886 (f)	0	0	570,107

Health and Other Benefits	8,762	8,762	0	8,762	8,762

(a)
The tables above do not reflect any reduction that may apply to the amounts otherwise payable to each of the NEOs following a change-in-control, in accordance with their ESAs (i.e. a "cutback") in order that such payments will not constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, or would otherwise be subject to the excise tax imposed under Section 4999 of the Code, or any similar federal or state law. The cutback under the agreements with Mr. Leavitt and Ms. Lloyd only applies if the cutback results in greater after-tax payments to the executive than the after-tax payments without the cutback. The cutback under the agreements with Messrs. Carrara and Linko and Ms. Yanussi applies in any case in which parachute payments would otherwise trigger the excise tax. Any applicable cutback would first be applied to cash severance payments and then to the value of accelerated equity until the total parachute payment equaled no more than the 280G limit or three times the executive's 5-year average actual taxable compensation. We have not estimated whether the payments to any of the executives in this column would trigger the excise tax; to do so would involve a costly process to determine the amounts that could be deemed reasonable compensation for services prior to the change in control and reasonable compensation attributable to services, including applicable non-competition covenants, following the change in control. If a cutback were to be required, the effect would be to reduce some of the amounts of compensation payable to the executive from the levels shown in the tables. None of our agreements with executives provide for a gross-up payment relating to the excise tax.

(b)
Includes 180 days of salary continuation, which would only be payable in the case of a Company non-renewal of the employment agreement. Also includes the 2016 annual incentive award, which is also included in the Summary Compensation Table of this proxy statement.

(c)
Includes the 2016 annual incentive award, which is also included in the Summary Compensation Table of this proxy statement.

(d)
Restricted Stock values reflect estimated value of Restricted Stock Unit award component of the 2016 Annual LTIP grant.

(e)
This value includes a value for all MSUs that is an estimate based on the market price performance of our stock at December 31, 2016. The value that would be received by the executive officer would be based on the market price performance through the end of the applicable performance period, so that the ultimate amount received could vary upward or downward from such estimated award value. Also includes a value for all PSUs that is an estimate based on Company performance through December 31, 2016. The value that would be received by the executive officer would be based on Company performance through the end of the applicable performance period, so that the ultimate amount received could vary upward or downward from such estimated award value.

(f)
The value of the Staking Grant is an estimate based on the market price performance of our stock at December 31, 2016. The value that would be received by the executive officer would be based on the market price performance through the end of the applicable performance period, so that the ultimate amount received could vary upward or downward from such estimated award value.

Security Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table sets forth certain information concerning any person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding shares of the Company's Common Stock, based on information provided by the shareholder as of December 31, 2016:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Stock

Wellington Management Group LLP(1) 280 Congress Street Boston, MA 02210	10,782,279	8.42%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	9,834,342	7.700%

The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19335	9,535,575	7.440%

FMR LLC(4) 245 Summer Street Boston, MA 02210	8,335,987	6.50%

Harris Associates L.P.(5) 111 S. Wacker Drive, Suite 4600 Chicago IL 60606	7,309,011	5.700%

(1)
Based on information as of December 31, 2016, contained in a Schedule 13G filed with the SEC by Wellington Management Group LLP ("Wellington") on February 9, 2017 in which Wellington reported having shared power to vote as to 6,884,928 of such shares.

(2)
Based on information as of December 31, 2016, contained in an Amendment to Schedule 13G filed with the SEC by BlackRock, Inc. ("BlackRock") on January 24, 2017 in which BlackRock reported having sole dispositive power with respect to all such shares and sole voting power with respect to 9,324,100 of such shares.

(3)
Based on information as of December 31, 2016, contained in an Amendment to Schedule 13G, dated February 9, 2017, filed with the SEC by The Vanguard Group, Inc. ("Vanguard") in which Vanguard reported having sole voting power as to 75,445 of such shares, shared voting power as to 14,493 of such shares, sole dispositive power as to 9,451,991 of such shares and shared dispositive power as to 83,584 of such shares.

(4)
Based on information as of December 31, 2016, contained in an Amendment to Schedule 13G, dated February 14, 2017, filed with the SEC by FMR LLC ("FMR") in which FMR reported having sole power to vote 1,314,621 of such shares.

(5)
Based on information as of December 30, 2016, contained in a Schedule 13G filed with the SEC by Harris Associates L.P. ("Harris Associates") on February 14, 2017 in which Harris Associates reported having sole power to vote 7,024,238 of such shares.

(6)
Based on information as of December 31, 2016, contained in an Amendment to Schedule 13G, dated January 27, 2017, filed with the SEC by Goldman Sachs Asset Management, L.P., together with GS Investment Strategies, LLC ("Goldman") in which Goldman reported having shared dispositive power over all such shares and shared voting power over 5,857,920 of such shares.

Directors and Executive Officers

The following table sets forth, as of March 17, 2017, the number of shares of Common Stock (the Company's only voting security) beneficially owned by each Director, each of the Named Executive Officers and by all Directors and the executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Lawrence S. Benjamin(3)	57,047	*

Raul J. Fernandez(3)	79,982	*

Carsten Fischer(3)	7,893	*

Kenneth B. Gilman(3)	116,120	*

Nancy J. Karch(3)	144,009	*

Kenneth P. Kopelman(3)	126,294	*

Craig A. Leavitt(4)	272,139	*

Deborah J. Lloyd(5)	214,537	*

Douglas Mack(3)	16,386	*

Jan Singer(3)	13,847	*

Doreen A. Toben(3)	76,495	*

George M. Carrara(6)	153,301	*

Thomas J. Linko(7)	16,223	*

Linda S. Yanussi(8)	28,285	*

All current Directors and executive officers as a group (16 persons)(9)	1,322,558	*

*
Less than 1%

(1)
Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting power and sole investment power with respect to the securities indicated as owned by them. The amounts indicated assume the exercise of all stock options held by Directors and executive officers under the Company's stock option plans which are exercisable within 60 days after March 17, 2017 ("Exercisable Options").

(2)
Based on [XXX,XXX,XXX] shares outstanding as of March 17, 2017, plus shares issuable upon the exercise of Exercisable Options as noted.

(3)
Includes shares acquired under the outside Directors' compensation program, receipt of which has been deferred under the Outside Directors' Deferral Plan as follows: Mr. Benjamin: 57,047 shares; Mr. Fernandez: 2,488 shares; Mr. Gilman: 111,570 shares; Ms. Karch: 114,816 shares; Mr. Kopelman: 53,291 shares; Mr. Mack: 16,386 shares; Ms. Singer: 6,042; and Ms. Toben 68,669 shares.

(4)
Includes 146,630 Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above.

(5)
Includes 134,855 Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above.

(6)
Includes 109,240 Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above.

(7)
Includes 2,390 Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above.

(8)
Includes 17,390 Exercisable Options; does not include MSUs or PSUs, the vesting of which are subject to performance conditions. See the "Compensation Discussion and Analysis" section above.

(9)
Includes 448,004 shares issuable upon the exercise of Exercisable Options issued under the Company's shareholder-approved stock incentive plans, and other shares indicated as included in the foregoing footnotes.

Audit Committee Report

The Audit Committee is composed of the five Directors listed below. The Audit Committee's responsibilities are set forth in the Audit Committee's written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any proposed changes to the full Board for approval. A copy of the Audit Committee charter is available at the Company's website at www.katespadeandcompany.com under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request care of the Company's Corporate Secretary at 2 Park Avenue, New York, New York 10016.

The Audit Committee met with Deloitte & Touche LLP, the Company's independent registered public accounting firm ("Deloitte & Touche"), with and without management present, to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2016 and the results of such audit. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with GAAP. The Audit Committee reviewed and discussed the Company's accounting principles and procedures and the Company's financial statements presentation with management and Deloitte & Touche, including a review of any significant financial reporting issues and the selection, application and disclosure of the Company's accounting policies, including policies for which management is required to exercise discretion or judgment regarding implementation. These discussions included consideration of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and the clarity of disclosure in the Company's financial statements. In addition, during 2016 the Audit Committee met in a timely fashion with management and Deloitte & Touche to review each of the Company's quarterly results prior to the time such results were made public.

The Audit Committee also discussed and reviewed with Deloitte & Touche all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the "PCAOB"), including the matters required to be discussed by Deloitte & Touche with the Audit Committee under PCAOB Auditing Standard No. 1301, Communication with Audit Committees, and SEC Rule 2-07 of Regulation S-X.

In addition, Deloitte & Touche provided to the Audit Committee a formal written statement describing all relationships between Deloitte & Touche and the Company that might bear on Deloitte & Touche's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte & Touche any matters that could have impacted Deloitte & Touche's objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee's attention as a result of its review of Deloitte & Touche's statement or its discussions with Deloitte & Touche that would indicate that Deloitte & Touche lacked such objectivity or independence.

The Audit Committee met with the Company's management and internal auditors to review and discuss the Company's work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding the Company's internal control over financial reporting and management's assessment of the Company's internal control over financial reporting. Further, the Audit Committee discussed with Deloitte & Touche the firm's audit of the Company's internal control over financial reporting for the fiscal year ended December 31, 2016. The Audit Committee also discussed with management areas of potential risk exposure for the Company. Finally, the Audit Committee met with the Company's internal auditors to review the Company's internal audit plan, as well as reports on audit projects and internal financial controls.

Based upon the Audit Committee's receipt and review of the various materials and assurances described above and its discussions with management, Deloitte & Touche and the Company's internal auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2016 be included in the Company's Annual Report on Form 10-K for such fiscal year to be filed with the SEC. The Board approved such recommendation.

The Audit Committee has appointed Deloitte & Touche as the Company's independent registered public accounting firm for the 2017 fiscal year. While the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended to the Board that the Company continue its long-standing practice of requesting that shareholders ratify the appointment.

DOREEN A. TOBEN (Chair)
RAUL J. FERNANDEZ
CARSTEN FISCHER
KENNETH B. GILMAN
NANCY J. KARCH

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Independent Registered Public Accounting Firm Fees and Services Update

The aggregate fees billed by Deloitte & Touche, the Company's independent registered public accounting firm, for professional services rendered in connection with such firm's audit of the Company's financial statements for the 2015 and 2016 fiscal years, including the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for each such fiscal year, were approximately as follows:

Fees Paid to Deloitte & Touche

	2015 Fiscal Year	2016 Fiscal Year

Audit Fees(1)	$1,741,972	$1,698,862

Audit-Related Fees(2)	7,500	8,500

Tax Fees(3)	0	61,720

Subtotal	1,749,472	1,769,082

All Other Fees(4)	0	0

Deloitte & Touche Total Fees	$1,749,472	$1,769,082

(1)
Audit Fees.    These are fees for professional services performed by Deloitte & Touche for the integrated audit of the Company's annual financial statements and review of financial statements included in the Company's unaudited Quarterly Report on Form 10-Q filings, and services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements for such fiscal year.

(2)
Audit-Related Fees.    These are fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes attestations by Deloitte & Touche that are not required by statute or regulation; consulting on financial accounting/reporting standards; and comfort letters.

(3)
Tax Fees.    These are fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for certain of the Company's consolidated subsidiaries; refund claims; payment planning; and tax audit assistance.

(4)
All Other Fees.    These are fees for all other services performed by Deloitte & Touche not falling in one or more of the above categories.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee has established a policy regarding pre-approval of all audit and permitted non-audit services (and related fees) to be provided by the Company's independent registered public accounting firm or its affiliates, subject to SEC rules which permit certain non-audit services accounting for less than 5% of the total fees paid to the independent registered public accounting firm to be approved by the Audit Committee retroactively (so called "De Minimis Exception"). In making its decisions, the Audit Committee considers whether the retention of the independent registered public accounting firm for permitted non-audit services is consistent with maintaining the objectivity and independence of the independent registered public accounting firm. Prior to engaging the independent registered public accounting firm for the next year's engagement, a list of specific permitted services expected to be rendered during the year and related fees is presented to the Audit Committee for approval. Prior to the engagement, the Audit Committee must pre-approve the specific services requested and related fees. Management and the independent registered public accounting firm update the Audit Committee periodically on actual fees incurred against the fees approved, and approval is required for any fees in excess of the amount originally approved. The Audit Committee must also pre-approve any additional permissible services to be performed by the independent registered public accounting firm or its affiliates. Pursuant to the Audit Committee's charter, the Audit Committee may delegate to a subcommittee (which may consist of one or more members) the right to pre-approve such services and fees, provided that decisions of any such subcommittee to grant pre-approvals must be disclosed to the full Audit Committee at its next scheduled meeting. In accordance with its charter, the Audit Committee has delegated such right to the Audit Committee's Chair for those permissible services for which fees do not exceed $50,000.

Proposal 4 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche as the Company's independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2017. Deloitte & Touche has served as the Company's independent auditors since May 16, 2002.

If Deloitte & Touche's appointment is not ratified, the Committee will reconsider the appointment.

The Company expects that representatives of Deloitte & Touche will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will respond to appropriate questions.

Voting on the Proposal

The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for ratification of the appointment of Deloitte & Touche as the Company's independent registered public accounting firm for the 2017 fiscal year.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE.

Proposal 5 – Shareholder Proposal Regarding Proxy Access

The following shareholder proposal (the "Shareholder Proposal") has been submitted for consideration at the 2017 Annual Meeting:

Shareholder Proxy Access Reform

Shareholders request that our board of directors take the steps necessary to enable up to 50 shareholders to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to make use of shareholder proxy access.

Even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria for a continuous 3-years at most companies examined by the Council of Institutional Investors. Additionally many of the largest investors of major companies are routinely passive investors who would be unlikely to be part of the proxy access shareholder aggregation process.

Under this proposal it is unlikely that the number of shareholders who participate in the aggregation process would reach an unwieldy number due to the rigorous rules our management adopted for a shareholder to qualify as one of the aggregation participants. Plus it is easy for our management to screen aggregating shareholders because management simply needs to find one item lacking from a list of typical proxy access requirements.

This proposal is more important because our management recently made it more difficult to fire underperforming directors.

Please vote to enhance shareholder value.

Company's Response to the Proposal

In adopting proxy access last year, the Nominating and Governance Committee and the Board considered the proxy access proposal submitted at that time by the same shareholder proponent of Proposal 5 (the "Proponent") as well as the primary features of proxy access by-law provisions that had been adopted by over 60 other companies and, most significantly, the views on proxy access from a significant number of the Company's shareholders. In that regard, in the course of its shareholder outreach conducted last year, the Compensation Committee sought input on the subject of proxy access from shareholders holding 77% of the Company's outstanding Common Stock. Most were either neutral on the issue or expressed support for proxy access based on the "3/3/20/20" framework: namely, 3% stock ownership for three years to nominate up to 20% of the Board and allowing for an aggregation limit of up to 20 shareholders. It was ultimately on that basis, after careful consideration, that the Nominating and Governance Committee recommended, and the Board, as well as shareholders holding approximately 82% of the total shares that were voted on the matter last year, approved the proxy access amendments to the Company's Certificate of Incorporation and By-laws.

Following the 2016 Annual Meeting, the Company amended its Certificate of Incorporation and By-laws to formally adopt those proxy access provisions. Proposal 5 now asks the Board to change those same provisions by increasing the number of shareholders permitted to form a group for purposes of making a nomination from the current limit of 20 to 50.

The Board believes that the Shareholder Proposal is ill-advised, inappropriate and unnecessary for several reasons. First, the 20 shareholder limit was just considered last year and was overwhelmingly approved by our shareholders representing approximately 82% of the total number of shares that were voted in respect of the Company's proxy access proposal at the 2016 Annual Meeting. Moreover, an aggregation limit of 20 is widely used by most companies that provide for proxy access. Of the 347 companies that have implemented proxy access by-laws as of December 31, 2016, 315 or 91% have a shareholder limit on aggregation between 1 and 20, with, 87% having a 20 shareholder limit.

Presumably, the Proponent believes that the 20 shareholder aggregation limit will unduly restrict our shareholders' ability to use proxy access. In support of his position, he refers to an analysis by the Council of Institutional Investors ("CII") that appears to date from 2010 claiming that "[e]ven if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria for a continuous 3-years at most companies examined by" CII and that "most of the largest investors of major companies are routinely passive" and unlikely to utilize proxy access. Whether or not this assertion was valid regarding the holdings of certain public pension funds at the time that the SEC was considering the adoption of proxy access rules in 2010, it was not made in reference to the Company or its shareholders. In the case of the Company, the 20-shareholder aggregation limit simply cannot reasonably be seen as preventing or in any way impeding the Company's shareholders from making use of proxy access. As of December 31, 2016, five of the Company's largest shareholders each owned over 5% of the Company's Common Stock; the Company's 20 largest shareholders in the aggregate owned approximately 64% of the Company's outstanding Common Stock, and the Company's 31 largest shareholders each owned at least 0.6% of the Company's outstanding Common Stock. Not only do many Company shareholders currently have the right to make a proxy access nomination, but any small shareholder could aggregate its shares with those of a large shareholder in order to utilize the proxy access right, and the shareholder would not need a group of more than 20 shareholders to be able to do so.

In addition, the Company believes that the proposed limit of 50 shareholders could result in excessive administrative burden and expense for the Company. With a limit that high, the Company could be required to make numerous inquiries into the nature and duration of the share ownership of such a large number of individuals participating in a nomination in order to verify their qualifications. The Board believes that a limit of 20 shareholders is consistent with prevailing practice, reasonable and will serve to appropriately contain administrative costs for the Company while still assuring meaningful proxy access rights for our shareholders.

In further support of the Shareholder Proposal, the Proponent also states that "[t]his proposal is more important because our management recently made it more difficult to fire underperforming directors". It is not at all clear what this completely unsupported assertion could possibly be referring to and, in fact, the opposite is the case. Specifically, at the 2016 Annual Meeting, the Board requested shareholder approval of an amendment to the Company's Certificate of Incorporation removing previous language that provided that Directors could only be removed by shareholders "for cause". That proposal was approved and, following the 2016 Annual Meeting, the Board formally amended Article Seventh of the Company's Certificate of Incorporation to provide that any director or the whole Board may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Voting on the Proposal

The affirmative vote of a majority of shares participating in the voting on the Shareholder Proposal is required for its adoption. Abstentions will not be counted as either "FOR" or "AGAINST" this Proposal.

The Company will furnish the name, address and the number of shares of Common Stock held by the shareholder who has submitted the preceding proposal to any person who submits a request in writing to the attention of the Company's Corporate Secretary at the Company's principal executive offices at 2 Park Avenue, New York, New York 10016 or by telephone at 212-739-6550.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, certain other officers, and persons owning more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of such equity securities with the SEC and the NYSE. To the Company's knowledge, based solely on the information furnished to the Company and written representations by such persons, all filing requirements under Section 16(a) have been complied with in a timely fashion.

Other Matters

The Board of Directors is aware of no other matters that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

Additional Information

Submission of Shareholder Proposals

Shareholder proposals intended to be presented at the 2018 Annual Meeting of Shareholders must be received by the Company, addressed to the attention of the Company's Corporate Secretary at its principal executive offices at 2 Park Avenue, New York, New York 10016, no later than December 7, 2017 in order to be included in the Company's proxy statement relating to that meeting. Assuming that the 2018 Annual Meeting of Shareholders is held no more than 30 days before, and no more than 70 days after, the anniversary date of the 2017 Annual Meeting of Shareholders, shareholders who intend to present a proposal at the 2018 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide us notice of such proposal or nomination no later than February 15, 2018 and no earlier than January 16, 2018.

Company Code of Ethics and Business Practices

The Company has established a Code of Ethics and Business Practices ("Code of Ethics and Business Practices") which applies to all of its associates, including its Chief Executive Officer and Chief Financial Officer/Chief Accounting Officer, as well as to the Company's Board of Directors and to temporary personnel. A copy of the Code of Ethics and Business Practices is available on the Company's website at www.katespadeandcompany.com, under "Corporate Governance" in the Investor Relations section. A copy may also be obtained by sending a request care of the Company's Corporate Secretary at 2 Park Avenue, New York, NY 10016. The Company will disclose on the Company's website any amendment to, and any waiver of, the Code of Ethics and Business Practices with respect to the Company's Directors or executive officers. The Company has established an Ethics and Business Practices Committee, consisting of the President and Chief Operating Officer, Chief Legal Officer and Chief Financial Officer/Chief Accounting Officer, with responsibility for administering the Code of Ethics and Business Practices.

By Order of the Board of Directors,

TIMOTHY F. MICHNO
 Senior Vice President – General Counsel and Secretary

New York, New York
April [6], 2017

APPENDIX A

Categorical standards adopted by the Board under which transactions and relationships falling within any of the listed categories will be deemed immaterial for purposes of the Board independence determinations:

    1.     A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity (as defined below) that, in the ordinary course of business of the Company and the Entity, makes payment for goods and services received from the Company, or receives payment for goods and services (other than professional services) provided to the Company, if the gross amount of such payments in any fiscal year of the Company does not exceed the lesser of (x) 1% of the revenues of the Company for its most recently completed fiscal year; (y) 1% of the revenues of the Entity for its most recently completed fiscal year; and (z) (i) $1 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and (ii) $20 million, if the Director (or immediate family member) is a director of the Entity.

    2.     A Director (or an immediate family member) serves as a director or trustee of, or is otherwise affiliated with, a charity, hospital or other not-for-profit organization to which the Company or the Kate Spade & Company Foundation has made discretionary charitable contributions (excluding matching contributions) not exceeding $100,000 in any of the three preceding fiscal years of the Company.

    3.     A Director (or an immediate family member) beneficially owns for investment purposes less than 5% of the outstanding voting securities of a publicly traded company having a business relationship, directly or through one or more subsidiaries, with the Company, provided that the Director (or immediate family member) is not a director, executive officer or employee of the publicly traded company.

    4.     A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of its business, participates in a credit or similar facility entered into by the Company, as lender but not as agent, in an amount that does not exceed the lesser of (x) 10% of the total participations in the facility; (y) 2% of the net assets of the Entity as of the end of its most recently completed fiscal quarter; and (z) (i) $10 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and (ii) $100 million, if the Director (or immediate family member) is a director of the Entity.

    5.     A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of its business, holds for investment purposes publicly issued debt securities of the Company (including debt securities issued in so-called Rule 144A transactions) in an amount that does not exceed the lesser of (x) 10% of the total principal amount of the debt securities of any issue outstanding; (y) 2% of the net assets of the Entity as of the end of its most recently completed fiscal quarter; and (z) (i) $10 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and (ii) $100 million, if the Director (or immediate family member) is a director of the Entity.

For purposes of these standards, (i) "Company" means Kate Spade & Company and any controlled affiliate; (ii) "Entity" means a corporation, partnership, limited liability company or other organization in which the Company Director, alone or together with members of his or her immediate family, does not beneficially own in excess of 0.5% of the outstanding equity securities; and (iii) "immediate family member" has the meaning provided in Rule 404(a) of Regulation S-K under the Securities Exchange Act.

APP-A-1

APPENDIX B

In addition to addressing financial results calculated in accordance with GAAP, our proxy statement contains presentations derived from "non-GAAP" adjusted measures, as defined below. The adjustments reflect items identified specific to fiscal year 2016 and our corresponding annual bonus plan for the named executive officers for such period.

The income from continuing operations for 2016 and 2015 is presented on a GAAP basis and also adjusted by multiplying pretax income by a normalized tax rate. The Company presents the below-described Adjusted EBITDA measures, 2016 results using a normalized tax rate and 2015 adjusted results because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

We present Adjusted Operating Income, which we define as operating income adjusted to exclude expenses incurred in connection with the Company's streamlining initiatives, brand-exiting activities, acquisition related costs and loss on settlement of note receivable. The adjusted results for 2015 also exclude a $26.0 million charge related to the termination of certain contracts with our former joint venture partner in Kate Spade China Co., Ltd. Adjusted Operating Income as utilized in the Company's 2016 Annual Incentive Plan is further adjusted to exclude share-based compensation. Adjusted Operating Income as utilized in the Company's 2015 Annual Incentive Plan is further adjusted to exclude share-based compensation expense and the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.

We present Adjusted EBITDA, which we define as income from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, losses on settlement of note receivable, expenses incurred in connection with the Company's streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. As presented herein, all references to Adjusted EBITDA are net of foreign currency transaction adjustments.

The Company believes that the adjusted results represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. We present the above-described adjusted measures because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also present Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and brand exits in the Adelington Design Group segment. The Company believes this Adjusted EBITDA measure provides a presentation of its 2015 results that will provide investors with a means to compare those results to its 2016 results.

Adjustments to net sales for wind-down operations include net sales for Kate Spade Saturday, Jack Spade brick and mortar locations, Kate Spade Brazil and brand exits in the Adelington Design Group segment in 2015 and 2014. In addition to those items, the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives, including quality of sale and the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture are adjusted in 2014. Refer to the tables entitled "Reconciliation of Non-GAAP Net Sales Information" for a reconciliation from GAAP results.

We provide a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures below.

APP-B-1

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

The following table provides reconciliations of (i) Net Income to Adjusted Income from Continuing Operations; and (ii) Net Income to Adjusted EBITDA:

Twelve Months Ended December 31, 2016 (52 Weeks)
Total Net Sales	$1,381,478
KATE SPADE North America	1,156,373
KATE SPADE International	201,834
Adelington Design Group	23,271
Gross Profit	826,920
SG&A	643,307

Operating Income	$183,613

Other expense, net	(8,270)
Interest expense, net	(19,714)
Provision for income taxes	4,071

Income from Continuing Operations	$151,558

Discontinued operations, net of income taxes	2,024

Net Income	$153,582

Reconciliation of Adjusted Income from Continuing Operations:
Net Income, per above	$153,582
Less: discontinued operations, net of income taxes	(2,024)
Adjustment to provision for income taxes	(60,931)

Adjusted Income from Continuing Operations(a)	$90,627

Reconciliation of Adjusted EBITDA:
Net Income, per above	$153,582
Adjustments:
Depreciation and amortization, asset impairments and losses on asset disposals, net(b)	54,986
Share-based compensation	27,139
Foreign currency adjustments, net	3,680
Interest expense, net	19,714
Provision for income taxes	(4,071)
Discontinued operations, net of income taxes	(2,024)

Adjusted EBITDA	$261,148

Adjusted EBITDA
Reportable Segments Adjusted EBITDA(c):
KATE SPADE North America	$226,385
KATE SPADE International(d)	27,889
Adelington Design Group	5,014
Other(e)	1,860

Adjusted EBITDA	$261,148

(a)
Adjusted amount represents pretax income multiplied by a normalized tax rate of 40.0%, plus $0.2 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the

APP-B-2

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

  regions in which the Company operates, without giving effect to the Company's valuation allowance or potential use of its net operating loss carryforwards.

(b)
Excludes amortization included in Interest expense, net.

(c)
Segment Adjusted EBITDA excludes (i) depreciation and amortization and (ii) losses on asset disposals and impairments. The costs of all corporate departments that serve the respective segment are fully allocated, other than non-cash share-based compensation expense. The Company does not allocate amounts reported below Operating income to its reportable segments, other than equity loss in its equity method investees. The Company's definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(d)
Amounts include equity in the losses of equity method investees of $6,450.

(e)
Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $3,680 and equity in the losses of equity method investees of $6,450.

APP-B-3

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

The following table provides reconciliations of (i) Net Income to Adjusted Income from Continuing Operations; (ii) Net Income from Continuing Operations to Adjusted Income from Continuing Operations, Excluding Wind-Down Operations; (iii) Net Income to Adjusted EBITDA; and (iv) Net Income to Adjusted EBITDA, Excluding Wind-Down Operations:

	Reported(a)	Streamlining Initiatives and JV Termination Fee(b)	Adjusted Results	Results of Wind-Down Operations(c)	Adjusted Results (Excluding Wind- Down Operations)(d)
Twelve Months Ended January 2, 2016 (52 Weeks)
Total Net Sales	$1,242,720		$1,242,720	$(27,309)	$1,215,411
KATE SPADE North America	1,031,123		1,031,123	(12,891)	1,018,232
KATE SPADE International	188,151		188,151	(12,701)	175,450
Adelington Design Group	23,446		23,446	(1,717)	21,729
Gross Profit	754,107		754,107	(11,389)	742,718
SG&A	687,709	$(61,317)	626,392	(15,066)	611,326

Operating Income	$66,398	$61,317	$127,715	$3,677	$131,392

Other expense, net	(11,137)	5,830	(5,307)		(5,307)
Loss on settlement of note receivable	(9,873)	9,873	—		—
Interest expense, net	(19,152)		(19,152)		(19,152)
Provision for income taxes(e)	4,528	37,412	41,940	1,471	43,411

Income from Continuing Operations	$21,708	$39,608	$61,316	$2,206	$63,522

Discontinued operations, net of income taxes	(4,621)

Net Income	$17,087

Reconciliation of Adjusted EBITDA:
Net Income, per above	$17,087
Adjustments:
Other expense, net	11,137
Loss on settlement of note receivable	9,873
Interest expense, net	19,152
Provision for income taxes	(4,528)
Discontinued operations, net of income taxes	4,621

Operating Income	$66,398	$61,317	$127,715	$3,677	$131,392
Depreciation and amortization, asset impairments and losses on asset disposals, net(f)			51,699	(550)	51,149
Share-based compensation, net(g)			25,271		25,271
Other expense, net(h)			(4,910)		(4,910)

Adjusted EBITDA			$199,775	$3,127	$202,902

Adjusted EBITDA
Reportable Segments Adjusted EBITDA(i):
KATE SPADE North America			$177,593	$3,074	$180,667
KATE SPADE International(j)			17,697	646	18,343
Adelington Design Group			4,523	(593)	3,930
Other(l)			(38)		(38)

Adjusted EBITDA			$199,775	$3,127	$202,902

(a)
Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)
Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $35,395; (ii) store closure, other brand-exiting and acquisition related credits of $(78); and

APP-B-4

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

  (iii) a $26,000 charge related to the termination of certain contracts with the Company's former joint venture partner in China.

(c)
Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)
Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands. This is presented in order to provide adjusted results on a comparable basis to its 2016 results.

(e)
Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.6 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company's valuation allowance or potential use of its net operating loss carryforwards.

(f)
Excludes amortization included in Interest expense, net.

(g)
Excludes $0.3 million of share-based compensation expense that was classified as restructuring.

(h)
Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $4,405 and restructuring charges of $1,822 included in equity in the losses of equity method investees.

(i)
Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26,000 charge in the twelve months ended January 2, 2016 to terminate contracts with the Company's former joint venture partner in China. The costs of all corporate departments that serve the respective segment are fully allocated, other than non-cash share-based compensation expense. The Company does not allocate amounts reported below Operating income to its reportable segments, other than adjusted equity loss in its equity method investees. The Company's definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(j)
Amounts include equity in the adjusted losses of equity method investees of $4,872.

(k)
Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $4,405 and equity in the losses of equity method investees of $6,694.

APP-B-5

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

The following table provides reconciliations of Segment Adjusted EBITDA to: (i) Adjusted EBITDA and (ii) Net Income.

In thousands	Fiscal Year Ended January 3, 2015
Segment Adjusted EBITDA:
KATE SPADE North America	$143,009
KATE SPADE International	810
Adelington Design Group	4,092
Other(a)	(940)

Total Reportable Segments Adjusted EBITDA	146,971
Other expense(b)	(1,450)
Less: Foreign currency transaction adjustments, net	1,441

Adjusted EBITDA	146,962
Foreign currency transaction adjustments, net	(1,441)
Depreciation and amortization, net(c)	(48,441)
Charges due to streamlining initiatives, brand-exiting activities, acquisition related costs, impairment of intangible assets and loss on asset disposals and impairments, net	(30,371)
Share-based compensation(d)	(37,270)
Loss on extinguishment of debt	(16,914)
Interest expense, net	(20,178)
Benefit for income taxes	(84,379)
Discontinued Operations, net of income taxes	82,434

Net Income	$159,160

(a)
Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

(b)
Amounts do not include equity in the losses of equity method investee of $2.6 million for the twelve months ended January 3, 2015.

(c)
Excludes amortization included in Interest expense, net.

(d)
Includes share-based compensation expense of $17.3 million in the twelve months ended January 3, 2015, that was classified as restructuring.

APP-B-6

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations(a) in 2015.

	Twelve Months Ended

	(52 Weeks)	(52 Weeks)
	December 31, 2016	January 2, 2016	$	%
			Variance

Total Company
Net Sales as reported	$1,381,478	$1,242,720	$138,758	11.2%
Less: Net sales for wind-down operations(a)	—	(27,309)

Adjusted Net Sales	$1,381,478	$1,215,411	$166,067	13.7%

KATE SPADE North America
Net Sales as reported	$1,156,373	$1,031,123	$125,250	12.1%
Less: Net sales for wind-down operations(a)	—	(12,891)

Adjusted Net Sales	$1,156,373	$1,018,232	$138,141	13.6%

KATE SPADE International
Net Sales as reported(b)	$201,834	$188,151	$13,683	7.3%
Less: Net sales for wind-down operations(a)	—	(12,701)

Adjusted Net Sales(b)	$201,834	$175,450	$26,384	15.0%

Adelington Design Group
Net Sales as reported	$23,271	$23,446	$(175)	(0.7)%
Less: Net sales for wind-down operations(a)	—	(1,717)

Adjusted Net Sales	$23,271	$21,729	$1,542	7.1%

(a)
Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)
Includes $6.4 million of net sales for the twelve months ended January 2, 2016 related to the Hong Kong, Macau and Taiwan territories, which were converted to a joint venture in the first quarter of 2015.

APP-B-7

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations(a) in 2015 and to Net Sales excluding wind-down operations and adjusting for the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives in 2014(b).

	Twelve Months Ended

	(52 Weeks)	(53 Weeks)
	January 2, 2016	January 3, 2015	$	%
			Variance

Total Company
Net Sales as reported	$1,242,720	$1,138,603	$104,117	9.1%
Less: Net sales for wind-down operations(a)	(27,309)	(60,879)
Net sales impact of strategic initiatives(b)		(25,614)
Additional week in 2014		(17,900)
Foreign currency impact		(26,802)

Adjusted Net Sales	$1,215,411	$1,007,408	$208,003	20.6%

(a)
Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)
Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.

APP-B-8

. Kate Spade & Company Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time on May 15, 2017. Vote by Internet • Go to www.envisionreports.com/KATE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 4, “1 YEAR” for Proposal 3 and “AGAINST” Proposal 5. + 1. Election of Directors: 01 - Lawrence S. Benjamin For Against Abstain For Against Abstain For Against Abstain 05 - Nancy J. Karch 09 - Douglas Mack 02 - Raul J. Fernandez 06 - Kenneth P. Kopelman 10 - Jan Singer 03 - Carsten Fischer 07 - Craig A. Leavitt 11 - Doreen A. Toben 04 - Kenneth B. Gilman 08 - Deborah J. Lloyd For Against Abstain ForAgainst Abstain 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the 5. Shareholder proposal requesting that the Company’s Board of Directors amend the proxy access provisions in the Company’s By-laws that were approved at the Company’s 2016 Annual Shareholders Meeting. Proxy Statement. 3. Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. 1 Year 2 Years 3 Years Abstain In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. For Against Abstain 4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD. + 1 U P X 02ITSC Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for Kate Spade & Company’s 2017 Annual Meeting of Shareholders. The Proxy Statement and the 2016 Annual Report to Shareholders are available at: www.envisionreports.com/KATE q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Kate Spade & Company Annual Meeting of Shareholders – May 16, 2017 at 10:00 A.M. 5901 West Side Avenue, North Bergen, New Jersey 07047 FOR DIRECTIONS, CALL (212) 626-5777 + THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints CRAIG A. LEAVITT and GEORGE M. CARRARA and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this Proxy Card, all the shares of Kate Spade & Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Kate Spade & Company to be held at 5901 West Side Avenue, North Bergen, New Jersey 07047 on Tuesday, May 16, 2017, at 10:00 a.m., prevailing local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF KATE SPADE & COMPANY AND WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED WITH RESPECT TO: (1) THE ELECTION OF DIRECTORS, (2) THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT, (3) THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, (4) THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR, (5) THE SHAREHOLDER PROPOSAL REQUESTING THAT THE COMPANY’S BOARD OF DIRECTORS AMEND THE PROXY ACCESS PROVISIONS IN THE COMPANY’S BY-LAWS THAT WERE APPROVED AT THE COMPANY’S 2016 ANNUAL SHAREHOLDER MEETING AS DESCRIBED IN THE PROXY STATEMENT, IF PROPERLY PRESENTED AT THE ANNUAL MEETING AND (6) IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. TO FOLLOW THE BOARD OF DIRECTORS RECOMMENDATIONS, SIMPLY COMPLETE SECTION B BELOW; NO BOXES NEED BE CHECKED. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

. + Kate Spade & Company Vote by Internet • Go to www.envisionreports.com/KATE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Kate Spade & Company Annual Meeting of Shareholders to be Held on May 16, 2017 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the materials. The items to be voted on and location of the Annual Meeting of Shareholders are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/KATE : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/KATE to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 5, 2017 to facilitate timely delivery. + 2 N O T 02ITUB Notice of 2017 Meeting of Shareholders IMPORTANT ANNUAL MEETING INFORMATION

. Kate Spade & Company’s 2017 Annual Meeting of Shareholders will be held at 5901 West Side Avenue, North Bergen, New Jersey 07047, on Tuesday, May 16, 2017 at 10:00 a.m. local time. For directions please call 212-626-5777. Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations. 1. To elect eleven directors; 2. To hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; 3. To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year; and 5. To vote on a shareholder proposal requesting that the Company’s Board of Directors amend the proxy access provisions in the Company’s By-laws that were approved at the Company’s 2016 Annual Shareholders Meeting as described in the Proxy Statement, if properly presented at the Annual Meeting. The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 4, “1 YEAR” for Proposal 3 and “AGAINST” Proposal 5. Shareholders may also vote upon such other business that may properly come before the Annual Meeting. The Board of Directors has fixed the close of business on March 17, 2017 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/KATE. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Kate Spade & Company” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 5, 2017. g g 02ITUB Notice of 2017 Annual Meeting of Shareholders